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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Texas Roadhouse, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 12, 2019

To our Shareholders:

        You are cordially invited to attend the 2019 Annual Meeting of Shareholders of Texas Roadhouse, Inc. on Thursday, May 23, 2019. The meeting will be held at the Texas Roadhouse Support Center located at 6040 Dutchmans Lane, Louisville, Kentucky at 9:00 a.m. eastern daylight time.

        The official Notice of Annual Meeting, Proxy Statement and Proxy Card are enclosed with this letter.

        Please take the time to read carefully each of the proposals for shareholder action described in the accompanying proxy materials. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope. Shareholders of record can also vote by touch-tone telephone from the United States, using the toll-free number on the proxy card, or by the Internet, using the instructions on the proxy card. If you attend the meeting, then you may revoke your proxy and vote your shares in person.

        Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.

Sincerely,

W. Kent Taylor Chairman, Chief Executive Officer

TEXAS ROADHOUSE, INC.
6040 Dutchmans Lane
Louisville, Kentucky 40205

NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 23, 2019

To the Shareholders:

        The 2019 Annual Meeting of Shareholders (the "Annual Meeting") of Texas Roadhouse, Inc. (the "Company") will be held at the Texas Roadhouse Support Center located at 6040 Dutchmans Lane, Louisville, Kentucky on Thursday, May 23, 2019 at 9:00 a.m. eastern daylight time.

        At the Annual Meeting, you will be asked to:

  •
  elect five directors to the Board of Directors, each for a term of one year;

  •
  ratify the appointment of KPMG LLP as the Company's independent auditors;

  •
  hold an advisory vote on executive compensation; and

  •
  transact such other business as may properly come before the meeting.

        A Proxy Statement describing matters to be considered at the Annual Meeting is attached to this notice. Only shareholders of record at the close of business on March 25, 2019 are entitled to receive notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

Celia P. Catlett General Counsel and Corporate Secretary

Louisville, Kentucky
April 12, 2019

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SUBMIT YOUR VOTE USING ONE OF THE VOTING METHODS DESCRIBED IN THE ATTACHED MATERIALS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2019: Our Annual Report containing our Proxy Statement related to our 2019 Annual Meeting of Shareholders and Form 10-K for the fiscal year ended on December 25, 2018 is available on our website at www.texasroadhouse.com in the Investors section.

TEXAS ROADHOUSE, INC.
6040 Dutchmans Lane
Louisville, Kentucky 40205

PROXY STATEMENT

2019 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 23, 2019

        This proxy statement and accompanying proxy card are being furnished in connection with the solicitation of proxies by the board of directors (the "Board") of Texas Roadhouse, Inc., a Delaware corporation, to be voted at the 2019 Annual Meeting of Shareholders (the "Annual Meeting") and any adjournments thereof. In this proxy statement, references to the "Company," "we," "us" or "our" refer to Texas Roadhouse, Inc. This proxy statement and accompanying proxy card are first being mailed to shareholders on or about April 12, 2019.

        The Annual Meeting will be held at the Texas Roadhouse Support Center located at 6040 Dutchmans Lane, Louisville, Kentucky on Thursday, May 23, 2019 at 9:00 a.m. eastern daylight time, for the purposes set forth in this proxy statement and the accompanying notice of the Annual Meeting.

SUMMARY OF MATTERS REQUIRING SHAREHOLDER ACTION

Proposal 1—Election of Directors

        The affirmative vote of a plurality of the votes entitled to be cast by the holders of the Company's common stock present in person or represented by proxy is required to elect each nominee. Election by a plurality means that the director nominee with the most votes for the available slot is elected for that slot. You may vote "FOR" each nominee or you may "WITHHOLD AUTHORITY" to vote for each nominee. Unless you "WITHHOLD AUTHORITY" to vote for a nominee, your proxy will be voted "FOR" the election of the individuals nominated as directors.

        Our Board has adopted a majority voting policy for uncontested director elections. Under this policy, any nominee who receives fewer "FOR" votes than "WITHHOLD" votes is required to offer his or her resignation. Our nominating and corporate governance committee would then consider the offer of resignation and make a recommendation to our independent directors as to the action to be taken with respect to the offer.

        The Board recommends that you vote "FOR" the nominees.

Proposal 2—Ratification of Independent Auditors

        The proposal to ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2019 must be approved by the affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote. You may vote "FOR" or "AGAINST" the ratification, or you may "ABSTAIN" from voting on this proposal. A vote to "ABSTAIN" will have the same effect as a vote "AGAINST" this proposal.

        The Board recommends that you vote "FOR" this proposal.

Proposal 3—Advisory Vote on Approval of Executive Compensation

        The outcome of the advisory vote on whether to approve the executive compensation detailed in this proxy statement (including the Compensation Discussion and Analysis, the Executive Compensation section and the other related executive compensation tables and related discussions) will be determined by the affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote. You may vote "FOR" or "AGAINST" approval of the executive compensation, or you may "ABSTAIN" from voting on this proposal. A vote to "ABSTAIN" will have the same effect as a vote "AGAINST" approval of the executive compensation.

        The Board recommends that you vote "FOR" this proposal.

Other Matters

        As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than those matters discussed in this proxy statement. If any other matters should properly come before the Annual Meeting and call for a vote of shareholders, validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders. Any such additional matter must be approved by an affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote at the Annual Meeting.

 INFORMATION ABOUT PROXIES AND VOTING

Record Date and Voting Securities

        The Board has fixed the record date (the "Record Date") for the Annual Meeting as the close of business on March 25, 2019. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting and at any adjournment or postponement thereof. At the close of business on the Record Date, there were outstanding 71,827,836 shares of common stock, each of which is entitled to one vote per share on all matters to be considered at the Annual Meeting.

        The presence in person or by proxy of the holders of a majority of the shares of common stock will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented by properly executed proxies received before the close of voting at the Annual Meeting will be voted as directed by such shareholders, unless revoked as described below.

Revocability of Proxies

        A shareholder who completes and returns the proxy card that accompanies this proxy statement may revoke that proxy at any time before the closing of the polls at the Annual Meeting. A shareholder may revoke a proxy by voting at a later date by one of the methods described on the proxy card or by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, the Corporate Secretary of the Company at the Company's main office address at any time before the Annual Meeting. Shareholders may also revoke proxies by delivering a duly executed proxy bearing a later date to the inspector of election at the Annual Meeting before the close of voting or by attending the Annual Meeting and voting in person. You may attend the Annual Meeting even though you have executed a proxy, but your presence at the Annual Meeting will not automatically revoke your proxy.

Solicitation of Proxies

        The cost of solicitation of proxies being solicited on behalf of the Board will be borne by us. In addition to solicitation by mail, proxies may be solicited personally, by telephone or other means by our directors, officers or employees, who receive no additional compensation for these solicitation activities. We will, upon request, reimburse brokerage houses and persons holding common stock in the names of their nominees for their reasonable out-of-pocket expenses in sending materials to their principals.

Other Voting Considerations

  Broker Non-Votes

        Under rules of the New York Stock Exchange, matters subject to shareholder vote are classified as "routine" or "non-routine." In the case of routine matters, brokers may vote shares held in "street name" in their discretion if they have not received voting instructions from the beneficial owner. In the case of non-routine matters, brokers may not vote shares unless they have received voting instructions from the beneficial owner ("broker non-votes"); therefore, it is important that you complete and return your proxy early so that your vote may be recorded.

        The election of directors (Proposal 1) is a non-routine matter under the applicable rules so broker non-votes may occur. However, broker non-votes do not count as shares entitled to vote. Because the election is decided by a plurality of shares present (in person or by proxy) and entitled to vote at the Annual Meeting, and because our majority voting policy for directors only considers "FOR" votes and "WITHHOLD" votes, any broker non-votes will not affect the outcome of this proposal.

        The ratification of the appointment of the Company's independent auditors (Proposal 2) is a routine matter under the applicable rules so broker non-votes should not occur. In addition, because this matter is routine and brokers may vote as stated above, the number of votes cast, plus the number of abstentions, on Proposal 2 will be used to establish whether a quorum is present.

        The advisory vote on the approval of executive compensation (Proposal 3) and any other matters that may properly come before the Annual Meeting are also non-routine matters under the applicable rules so broker non-votes may occur. Because broker non-votes do not count as shares entitled to vote, they do not affect the outcome of the vote on Proposal 3.

  Abstentions

        Abstentions will be counted for purposes of calculating whether a quorum is present. The effect of an abstention on each proposal where "ABSTAIN" is a voting choice is discussed above.

  Executed but Unmarked Proxies

        If no instructions are given, shares represented by properly executed but unmarked proxies will be voted in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

CORPORATE GOVERNANCE AND OUR BOARD

Director Biographies

        Gregory N. Moore.    Mr. Moore, 69, served as the Senior Vice President and Controller of Yum! Brands, Inc. until he retired in 2005. Yum! Brands is the worldwide parent company of Taco Bell, KFC and Pizza Hut. Prior to becoming Yum! Brands' Controller, Mr. Moore was the Vice President and General Auditor of Yum! Brands. Before that, he was with PepsiCo, Inc. and held the position of Vice President, Controller of Taco Bell and Controller of PepsiCo Wines & Spirits International, a division of PepsiCola International. Before joining PepsiCo, he was an Audit Manager with Arthur Young & Company in its New York, New York and Stamford, Connecticut offices. Mr. Moore is a certified public accountant in the States of New York and California. In July 2011, Mr. Moore joined the board of Newegg, Inc., a privately held on-line retailer specializing in computer and computer-related equipment, and serves as the chair of the audit committee and as a member of their compensation committee. Mr. Moore also serves on the board of EF&TRH Restaurants (HK) Holding Limited, a Texas Roadhouse, Inc. joint venture in China. Mr. Moore has served as a director since 2005 and is being nominated as a director because of his extensive financial and accounting experience in the restaurant industry. As a result of these and other professional experiences, Mr. Moore possesses particular knowledge and experience that strengthens the Board's collective qualifications, skills and experience.

        W. Kent Taylor.    Mr. Taylor, 63, is our founder, Chairman, and Chief Executive Officer, a position he resumed in August 2011. Mr. Taylor previously served as Chief Executive Officer from 2000 until 2004, at which time Mr. Taylor became Chairman of the Company, an executive position. Before his founding of our concept in 1993, Mr. Taylor founded and co-owned Buckhead Bar and Grill in Louisville, Kentucky. Mr. Taylor previously served on the Board of Directors of Papa John's International, Inc. from 2011 until 2018. Mr. Taylor has served as a director since 2004 and is being nominated as a director because of his chief executive experience, his knowledge of the restaurant industry and his intimate knowledge of the Company as its founder. As a result of these and other professional experiences, Mr. Taylor possesses particular knowledge and experience that strengthens the Board's collective qualifications, skills and experience.

        Curtis A. Warfield.    Mr. Warfield, 50, is a certified public accountant and is currently serving as the Chief Audit Executive for Anthem, the nation's second largest health insurer, a position he has held since 2017. From 2016 to present, Mr. Warfield has also served as President and Chief Executive Officer of Windham Advisors LLC, a management and strategic advisory firm that offers innovative business solutions for companies in the healthcare, BPO (business process outsourcing) and insurance industries. He served as a senior executive at HCA, the largest healthcare provider in the country, from 1997 to 2016 in a variety of roles. He began as the Chief Financial Officer of the Columbia Healthcare Network with a majority of his tenure serving as the Chief Executive Officer of NPAS, a healthcare services company. Mr. Warfield has served as a director since August 2018 and is being nominated as a director because of his extensive financial and accounting experience, his executive management experience, and his information technology experience. As a result of these and other professional experiences, Mr. Warfield possesses particular knowledge and experience that strengthens the Board's collective qualifications, skills and experience.

        Kathleen M. Widmer.    Ms. Widmer, 57, is the Company Group Chairman for Consumer North America with Johnson & Johnson, a position she has held since December 2018. Prior to this position, she served as the President of the Johnson & Johnson Consumer OTC division, which provides healthcare solutions through well-known and trusted over the counter medicines and products, a position she held from August 2015. She was previously with Johnson & Johnson for 21 years, until 2009, where she held numerous positions, including serving as Vice President, Marketing, McNeil Consumer Healthcare. Prior to re-joining Johnson & Johnson, she served as Executive Vice President and Chief Marketing Officer at Elizabeth Arden, Inc. from 2009 to 2015, and was responsible for the global growth strategy and marketing execution of the Elizabeth Arden Brand. In 2017, she was appointed to the board of directors for the Wounded Warrior Project. She is a graduate of the U.S. Military Academy in West Point, N.Y. and served for five years as a U.S. Army officer. Ms. Widmer has served as a director since 2013 and is being nominated as a director because of her extensive marketing experience in the retail sector and her knowledge of the global retail industry. As a result of these and other professional experiences, Ms. Widmer possesses particular knowledge and experience that strengthens the Board's collective qualifications, skills and experience.

        James R. Zarley.    Mr. Zarley, 74, has served as chairman, chief executive officer and chairman of the board of Conversant, a single-source provider of media, technology and services across major interactive marketing channels which previously operated under the name ValueClick, Inc., and was a member of Conversant's board of directors from 1999 until his retirement in 2014. Mr. Zarley shaped the company into a global leader in online marketing solutions. Prior to joining Conversant, Mr. Zarley was chief operating officer of Hiway Technologies, where he was a leading member of the management team that closed the merger with Verio in 1999. Prior to that, Mr. Zarley was chairman and chief executive officer of Best Internet until it merged with Hiway Technologies in 1998. Mr. Zarley also founded and later sold Quantech Information Services, now an ADP company. In addition, he spent 19 years at RCA in various senior management roles. Currently, he serves on the board of directors of several private companies. Mr. Zarley has served as a director since 2004 and is being nominated as a director because of his chief executive experience in a developing industry, his information technology experience and his experience in acquisitions. As a result of these and other professional experiences, Mr. Zarley possesses particular knowledge and experience that strengthens the Board's collective qualifications, skills and experience.

Meetings of the Board

        The Board met on six occasions and its standing committees (audit committee, compensation committee, and nominating and corporate governance committee) met on 23 occasions during our fiscal year ended December 25, 2018. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and its committees on which such director served during his or her period of service. In addition, the Company expects all members of the Board to attend the Annual Meeting. All incumbent directors attended the 2018 annual meeting. Four regular Board meetings are currently scheduled for the 2019 fiscal year. Executive sessions of non-employee directors, without management directors or employees present, are typically scheduled in conjunction with each regularly scheduled Board meeting. The role of each standing committee is more fully discussed below.

Leadership Structure of the Board and Role of the Board in Risk Oversight

        The Board currently includes four independent directors and one employee director, and the positions of Chairman and Chief Executive Officer are occupied by the same individual. As noted above, Mr. Taylor was named Chairman of the Board in recognition of his founding and continuing leadership role in the Company and has held that position since 2004. Mr. Taylor also resumed the position of Chief Executive Officer in August 2011. Mr. Taylor previously served as Chief Executive Officer from 2000 until 2004. We believe that the Company and its shareholders are best served by having Mr. Taylor serve in both positions because he is the person most familiar with our unique culture, business model, and the challenges we face in the current macro-economic environment. Mr. Taylor's wealth of knowledge regarding Company operations and the industry in which we compete positions him to best identify matters for Board review and deliberation. Additionally, the combined role of Chairman and Chief Executive Officer unifies the Board with management and eliminates conflict between two leaders. We believe that the Company can more effectively execute its current strategy and business plans to maximize shareholder value if our Chairman is also a member of the management team.

        While the Board considers all of its members equally responsible and accountable for oversight and guidance of its activities, they also have designated a Lead Independent director, who is elected annually by a majority of the Board. Mr. Moore currently serves as the Lead Independent director. The responsibility and authority of the Lead Independent director are delineated in our Corporate Governance Guidelines, which can be found on the Company's website at www.texasroadhouse.com.

        The Board is responsible for overseeing the Company's risk management strategies, including the Company's implementation of appropriate processes to administer day-to-day risk management. The Board is informed about risk management matters as part of its role in the general oversight and approval of corporate matters. The Board gives clear guidance to the Company's management on the risks it believes face the Company, such as the matters disclosed as risk factors in the Company's Annual Report on Form 10-K. Furthermore, the Board has delegated certain risk management responsibilities to its audit and compensation committees.

        Through the audit committee's charter, the Board has authorized the audit committee to oversee the Company's risk assessment and risk management policies. The audit committee, in fulfilling its oversight responsibilities, regularly and comprehensively reviews specific risk matters which have been identified by management. The Company's internal auditors regularly report directly to the audit committee on the results of internal audits, the scope and frequency of which are based on comprehensive risk assessments which have been approved by the audit committee. Additionally, a risk committee comprised of Company management regularly updates the audit committee on the results of its risk management activities, which are based on the Company's prioritized risk overview that is updated at least annually and reviewed with the audit committee. The audit committee is routinely advised of operational, financial, legal, and cybersecurity risks both during and outside of regularly scheduled meetings, and the audit committee reviews and monitors specific activities to manage these risks, such as insurance plans, hedging strategies and internal controls.

        Through the compensation committee's charter, the Board has authorized the compensation committee to oversee the compensation programs for the Company's executive officers and non-employee directors on the Board. The compensation committee, in fulfilling its oversight responsibilities, designs the compensation packages applicable to the Company's executive officers and Board members. The compensation committee also consults with management on the payments of bonuses and grants of stock awards to key employees.

        The audit committee and the compensation committee jointly perform an annual risk assessment of our compensation programs for all employees to determine whether these programs encourage unnecessary or excessive risk taking. In conducting this review, each of our compensation programs is evaluated on a number of criteria aimed at identifying any incentive programs that deviate from our risk management objectives. Based on this review in 2018, both the audit committee and the compensation committee concluded that we have the right combination of rewards and incentives to drive company performance, without encouraging unnecessary or excessive risk taking by our employees. Specifically, the audit and compensation committees identified the following components of our compensation programs that mitigate the likelihood of excessive risk taking to meet performance targets: equity incentive compensation in the form of restricted stock units; long term contracts and a financial buy-in requirement for restaurant management; a guaranteed base salary within our support center management personnel; minimums and maximums on profit sharing compensation within our support center management personnel; robust internal controls; operational focus on top line sales growth; and, a business model which focuses on a strong balance sheet, relatively low debt, prudent growth, and sustainable long-term profitability.

        The Board's oversight roles, including the roles of the audit committee and the compensation committee, combined with the leadership structure of the Board to include Company management, allow the Board to effectively administer risk management policies while also effectively and efficiently addressing Company objectives.

Committees of the Board

        The Board has three standing committees: the audit committee, the compensation committee, and the nominating and corporate governance committee. The Board has adopted a written charter for each of these committees, which sets out the functions and responsibilities of each committee. The charters of these committees are available in their entirety on the Company's website, www.texasroadhouse.com. Please note, however, that the information contained on the website is not incorporated by reference in, nor considered to be a part of, this proxy statement. The Board has also designated one of its members as an international liaison, responsible for overseeing the Company's efforts in international expansion and reporting to the Board on those efforts.

        Audit Committee.    As described in its charter, the primary purpose of the audit committee is to assist the Board in fulfilling its oversight responsibility relating to: (i) the integrity of the Company's consolidated financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independence and performance of the Company's internal and external auditors, and (iv) the Company's internal controls and financial reporting practices. The audit committee is also directly responsible for the following: (a) pre-approving all audit and permitted non-audit related services provided by our independent auditors, (b) the appointment, compensation, retention, and oversight of the Company's independent auditors, and (c) periodically evaluating whether or not the Company should rotate the independent auditors utilized by the Company. In connection with the audit committee's appointment of the Company's independent auditors, the audit committee evaluates the service level of the incumbent independent auditor on an annual basis, which includes criteria such as prior year quality of service, industry and technical expertise, independence, resource availability, and reasonableness and competitiveness of fees, as well as solicits the input of key management employees during its evaluation. The audit committee reviews all of the Company's earnings press releases and Quarterly and Annual Reports on Form 10-Q and Form 10-K, respectively, prior to filing with the Securities and Exchange Commission (the "SEC"). The audit committee is also responsible for producing an annual report on its activities for inclusion in this proxy statement. All of the members of the audit committee are "independent," as that term is defined in the listing standards under NASDAQ Marketplace Rule 5605(a)(2) and meet the criteria for independence under the Sarbanes-Oxley Act of 2002 and the rules adopted by the SEC. The audit committee is currently comprised of Messrs. Moore, Warfield, and Zarley. Mr. Moore chairs the audit committee. The Board evaluated the credentials of and designated Messrs. Moore and Warfield as audit committee financial experts. The audit committee met 13 times during fiscal year 2018, which were comprised of five regular meetings of the audit committee, and two meetings per quarter relating to the audit committee's review of the Company's filings with the SEC, one of which such meetings combined content for a regular meeting of the audit committee and the audit committee's review of the Company's filings with the SEC.

        Compensation Committee.    As described in its charter, the compensation committee: (i) assists the Board in fulfilling its responsibilities relating to the design, administration and oversight of employee compensation programs and benefit plans of the Company's executive officers, (ii) discharges the Board's duties relating to the compensation of the Company's executive officers and non-employee directors, and (iii) reviews the performance of the Company's executive officers. The compensation committee is also responsible for reviewing and discussing with management the "Compensation Discussion and Analysis" in this proxy statement and recommending its inclusion in this proxy statement to the Board. All of the members of the compensation committee are "independent" under all applicable rules, including the listing standards under NASDAQ Marketplace Rule 5605(a)(2) and the requirements of the SEC. The current members of the compensation committee are Ms. Widmer and Messrs. Moore, Warfield, and Zarley. Mr. Zarley currently chairs the compensation committee but James Parker previously chaired the compensation committee until his death in January 2019, Mr. Parker satisfied the independence standard set forth above. The compensation committee met six times during fiscal year 2018, which were comprised of four regular meetings of the compensation committee and two special meetings to discuss compensation for the Company's non-employee directors and Named Executive Officers.

        Nominating and Corporate Governance Committee.    As described in its charter, the nominating and corporate governance committee assists the Board in: (i) identifying individuals qualified to become Board members and recommending nominees to the Board either to be presented at the annual meeting or to fill any vacancies, (ii) considering and reporting periodically to the Board on matters relating to the identification, selection and qualification of director candidates, (iii) developing and recommending to the Board a set of corporate governance principles, and (iv) overseeing the evaluation of the Board, its committees, and its incumbent members. The nominating and corporate governance committee routinely evaluates the size and composition of the Board and the variety of professional expertise represented by the Board members in relation to the Company's business. All of the members of the nominating and corporate governance committee are "independent" under all applicable rules, including the listing standards under NASDAQ Marketplace Rule 5605(a)(2) and the requirements of the SEC. The current members of the nominating and corporate governance committee are Ms. Widmer and Messrs. Moore, Warfield, and Zarley. Mr. Moore chairs the nominating and corporate governance committee. The nominating and corporate governance committee met four times during fiscal year 2018.

Policy Regarding Consideration of Candidates for Director

        Shareholder recommendations for Board membership should include, at a minimum, the name of the candidate, age, contact information, present principal occupation or employment, qualifications and skills, background, last five years' employment and business experience, a description of current or previous service as director of any corporation or organization, other relevant biographical information, and the nominee's consent to service on the Board. A shareholder nominee will be requested to complete a detailed questionnaire in the form that current non-employee directors and executive officers of the Company complete.

        The nominating and corporate governance committee may consider such other factors as it may deem are in the best interest of the Company and its shareholders. The Board has adopted corporate governance guidelines which provide that, if and when the Board determines that it is necessary or desirable to add or replace a director, the nominating and corporate governance committee will seek diverse candidates, taking into account diversity in all respects (including gender, race, age, board service, background, education, skill set, and financial acumen, along with knowledge and experience in areas that are relevant to the Company's business), when forming the nominee pool. The nominating and corporate governance committee has reviewed the process used in the selection of director candidates and concluded that the pool contained a diverse group of candidates. The manner in which the nominating and corporate governance committee evaluates a potential nominee will not differ based on whether the nominee is recommended by a shareholder of the Company.

        The Company currently retains a corporate recruiter to assist in identifying candidates for open positions at the Company. Upon request, this recruiter also assists in identifying and evaluating candidates for director, but the Company does not pay an additional fee for this service.

        On August 22, 2018, the nominating and corporate governance committee recommended to the Board that the number of directors be increased by one and that Mr. Warfield be appointed to the Board as an independent director; the Board approved this recommendation. Mr. Warfield was referred to the nominating and corporate governance committee by a Louisville-based business professional organization; various members of management were also familiar with Mr. Warfield from his work in the local community.

Following his initial referral for service as a director, Mr. Warfield met extensively with management of the Company, our corporate recruiter and our existing members of the Board prior to the nominating and corporate governance committee's decision to recommend his appointment. Mr. Warfield was nominated as a director because of his extensive financial and accounting experience, his executive management experience, and his information technology experience.

Compensation of Directors

        As further discussed in the "Compensation Discussion and Analysis," the compensation committee engaged Willis Towers Watson as an independent compensation consultant in 2017 to advise the compensation committee on the compensation for our executive officers and non-employee directors. Specifically, the compensation committee asked the compensation consultant to provide market data, review the design of the compensation packages for our executive officers and non-employee directors, and provide recommendations on cash and equity compensation for our executive officers and non-employee directors, including, without limitation, the issuance of restricted stock units to our non-employee directors and executive officers as more particularly described in this proxy statement. Similar to our compensation philosophy for our executive officers, we believe that issuing restricted stock units to our non-employee directors aligns their interests with those of our shareholders. Specifically, since the bulk of each non-employee director's compensation lies in the value of the restricted stock units granted, the non-employee directors are motivated to continually improve the Company's performance in the hope that the performance will be reflected by the stock price on the vesting date of their restricted stock units. Moreover, we believe that the restricted stock unit awards drive director alignment with maximizing shareholder value because the value of the restricted stock units varies in response to investor sentiment regarding overall Company performance at the time of vesting.

        As described more fully below, the following table summarizes the total compensation earned for fiscal year 2018 for each of the non-employee directors.

2018 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Grant Date Fair Value of Stock Awards ($)(1)		Total ($)
Gregory N. Moore	112,500	(2)	318,528	(i)	431,028
James F. Parker(3)	59,500	(4)	270,180	(ii)	329,680
Curtis A. Warfield	18,967	(5)	111,554		130,521
Kathleen M. Widmer	45,000		253,116	(iii)	298,116
James R. Zarley	49,500		261,648	(iv)	311,148

(1)
In 2018, the non-employee directors other than Mr. Warfield were granted the following restricted stock units, each of which vest over a one year period and were outstanding on December 25, 2018: (i) each director received a grant of 4,250 restricted stock units; (ii) the Lead Independent director for the Board received a grant of 500 restricted stock units; (iii) the chairperson of the audit committee received a grant of 350 restricted stock units; (iv) the chairperson of the compensation committee received a grant of 150 restricted stock units; (v) the chairperson of the nominating and corporate governance committee received a grant of 150 restricted stock units; (vi) each director serving on the audit committee received a grant of 150 restricted stock units; (vii) each director serving on the compensation committee received a grant of 100 restricted stock units; and (viii) each director serving on the nominating and corporate governance committee received a grant of 100 restricted stock units.

  As more particularly described above, Mr. Warfield was appointed to the Board on August 22, 2018 as an independent director and was granted the following restricted stock units for his partial year service, each of which vest concurrently with the restricted stock units granted to the other non-employee directors described in the immediately preceding paragraph: (i) a grant of 1,537 restricted stock units; (ii) a grant of 54 restricted stock units for his service on the audit committee; (iii) a grant of 36 restricted stock units for his service on the compensation committee; and (iv) a grant of 36 restricted stock units for his service on the nominating and corporate governance committee.

  For the restricted stock units described in this footnote (1), fair value is equal to the closing price of the Company's common stock on the trading day immediately preceding the date of the grant, which was $56.88 for the grants to Ms. Widmer and Messrs. Moore, Parker, and Zarley and $67.08 for the grant to Mr. Warfield. The amounts listed above represent the grant date fair value determined in accordance with Financial Accounting Standards Board Accounting Standards Codification ("FASB ASC") Topic 718 of restricted stock units granted under the Company's 2013 Long-Term Incentive Plan. Detailed assumptions under FASB ASC Topic 718 are set forth in Note 14 to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 25, 2018. No other equity awards were granted to the non-employee directors during the period of time covered by this table nor were outstanding at the end of the 2018 fiscal year. The Company cautions that the amounts reported in the Director Compensation Table for these awards may not represent the amounts that the non-employee directors will actually realize from the awards. Whether, and to what extent, a non-employee director realizes value will depend on fluctuation in the Company's stock price and the non-employee director's continued service on the Board.

  Additionally, certain non-employee directors of the Company were initially granted the aggregate number of restricted stock units set forth below on January 5, 2018 for their Board and committee service but subsequently waived a portion of the initial award, as follows:

  (i)
  Mr. Moore was initially granted 6,650 restricted stock units but waived 1,050 restricted stock units in April 2018. Amounts reported in the column titled "Grant Date Fair Value of Stock Awards" reflect the grant date value of the restricted stock units retained by Mr. Moore following such waiver of restricted stock units.

  (ii)
  Mr. Parker was initially granted 5,850 restricted stock units but waived 1,100 restricted stock units in April 2018. Amounts reported in the column titled "Grant Date Fair Value of Stock Awards" reflect the grant date value of the restricted stock units retained by Mr. Parker following such waiver of restricted stock units.

  (iii)
  Ms. Widmer was initially granted 4,850 restricted stock units but waived 400 restricted stock units in April 2018. Amounts reported in the column titled "Grant Date Fair Value of Stock Awards" reflect the grant date value of the restricted stock units retained by Ms. Widmer following such waiver of restricted stock units.

  (iv)
  Mr. Zarley was initially granted 5,350 restricted stock units but waived 750 restricted stock units in April 2018. Amounts reported in the column titled "Grant Date Fair Value of Stock Awards" reflect the grant date value of the restricted stock units retained by Mr. Zarley following such waiver of restricted stock units.

  Further, in January 2018, the compensation committee agreed that beginning with the 2018 fiscal year, the total compensation for any non-employee director may not exceed $500,000, which amount shall be calculated by adding (i) the total cash compensation to be paid for services rendered by a non-employee director in any given fiscal year to (ii) the grant date value of any restricted stock units granted to such non-employee director in that fiscal year.

(2)
This amount includes a $20,000 annual fee for serving as the Lead Independent director, a $20,000 annual fee for serving as the chairperson of the audit committee, and a $20,000 annual fee for serving as the international liaison.

(3)
Mr. Parker passed away on January 26, 2019. All of the amounts listed in the table above reflect compensation relating to Mr. Parker's 2018 year service.

(4)
This amount includes a $10,000 annual fee for serving as the chairperson of the compensation committee.

(5)
On August 22, 2018, Mr. Warfield, an independent director, was appointed to the Board. This amount reflects amounts earned by Mr. Warfield for his partial 2018 fiscal year service.

        Non-employee directors each received a fee of $25,000 for their 2018 fiscal year service except Mr. Warfield, who received a prorated amount of such fee relating to his partial year service. In addition and for their 2018 fiscal year service, the Lead Independent director received a fee of $20,000, the chairperson of the audit committee received a fee of $20,000, the chairperson of the compensation committee received a fee of $10,000, and the international liaison received a fee of $20,000. Each non-employee director received $2,000 for each Board meeting he or she attended in person and $500 for each Board meeting he or she participated in telephonically. Additionally, each non-employee director received $1,000 for each committee meeting he or she attended in person and $500 for each committee meeting he or she participated in telephonically.

Code of Conduct

        The Board has approved and adopted a Code of Conduct that applies to all directors, officers and employees, including the Company's principal executive officer and the principal financial officer. The Code of Conduct is available in its entirety on the Company's website, www.texasroadhouse.com. The Company intends to post amendments to, or waivers from, its Code of Conduct, if any, that apply to the principal executive officer and the principal financial officer on its website.

Stock Ownership Guidelines

        Our Board has adopted stock ownership guidelines to further align the financial interests of the Company's executive officers and non-employee directors with the interests of our shareholders. The guidelines provide that our Chief Executive Officer should own, at a minimum, the lesser of 100,000 shares or $2,500,000 in then-current market value, our President should own, at a minimum, the lesser of 40,000 shares or $1,000,000 in then-current market value, and our other executive officers and non-employee directors should own, at a minimum, the lesser of 10,000 shares or $500,000 in then-current market value. The executive officers and non-employee directors are expected to achieve the stock ownership levels under these guidelines within five years of assuming their respective positions.

        All executive officers and non-employee directors who have been in their role for five years are in compliance with the guidelines. We anticipate that any people who are new to their roles within the last five years will, to the extent they are not currently in compliance, be in compliance with the guidelines within the required time frame.

STOCK OWNERSHIP INFORMATION

        The following table sets forth as of March 1, 2019 certain information with respect to the beneficial ownership of the Company's common stock of (i) each executive officer named in the Summary Compensation Table (the "Named Executive Officers"), (ii) each non-employee director or nominee for director of the Company, (iii) all directors and current executive officers as a group, and (iv) each shareholder known by the Company to be the owner of 5% or more of the Company's common stock.

	Common Stock(1)
Name	Common Stock Ownership(2)	Percent
Directors, Nominees and Named Executive Officers:
W. Kent Taylor(3)	3,829,098	5.33%
Scott M. Colosi	58,202	*
Celia P. Catlett	19,170	*
S. Chris Jacobsen	23,697	*
Gregory N. Moore	93,250	*
Tonya R. Robinson	2,063	*
Doug W. Thompson	51,530	*
Curtis A. Warfield	1,663	*
Kathleen M. Widmer	15,400	*
James R. Zarley	136,900	*
Directors and All Executive Officers as a Group (10 Persons)	4,230,973	5.89%
Other 5% Beneficial Owners**
Capital Research Global Investors(4)	5,440,654	7.6%
333 South Hope Street
Los Angeles, California 90071
Blackrock, Inc.(5)	8,190,281	11.4%
55 East 52nd Street
New York, New York 10022
The Vanguard Group(6)	6,201,327	8.66%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

*
Represents beneficial ownership of less than 1.0% of the outstanding shares of class.

**
This information is based on stock ownership reports on Schedule 13G filed by each of these shareholders with the SEC as of March 1, 2019.

(1)
Based upon information furnished to the Company by the named persons and information contained in filings with the SEC. Under the rules of the SEC, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days, and such shares are deemed to be outstanding for the purpose of computing the percentage beneficially owned by such person or group. However, we do not consider shares of which beneficial ownership can be acquired within 60 days to be outstanding when we calculate the percentage ownership of any other person. "Common Stock Ownership" includes (a) stock held in joint tenancy, (b) stock owned as tenants in common, (c) stock owned or held by spouse or other members of the reporting person's household, and (d) stock in which the reporting person either has or shares voting and/or investment power, even though the reporting person disclaims any beneficial interest in such stock.

(2)
The following table lists the shares to which each named person has the right to acquire beneficial ownership within 60 days of March 1, 2019 through the vesting of restricted stock units granted pursuant to our long-term incentive plan; these shares are included in the totals above as described in footnote (1):

Name	Shares which may be acquired within 60 days pursuant to stock awards
W. Kent Taylor	—
Scott M. Colosi	—
Celia P. Catlett	—
S. Chris Jacobsen	—
Gregory N. Moore	—
Tonya R. Robinson	—
Doug W. Thompson	—
Curtis A. Warfield	—
Kathleen M. Widmer	—
James R. Zarley	—
Directors and All Executive Officers as a Group (10 Persons)	—
(3)
Mr. Taylor's address is c/o Texas Roadhouse, Inc., 6040 Dutchmans Lane, Louisville, Kentucky 40205.

(4)
As reported on the Schedule 13G/A filed by Capital Research Group Investors with the SEC on February 13, 2019, it has sole voting and dispositive power with respect to these shares.

(5)
As reported on the Schedule 13G/A filed by Blackrock, Inc. with the SEC on January 31, 2019, it has sole voting power with respect to 7,926,723 shares and sole dispositive power with respect to 8,190,281 shares.

(6)
As reported on the Schedule 13G/A filed by The Vanguard Group with the SEC on February 11, 2019, it has sole voting power with respect to 139,982 shares, sole dispositive power with respect to 6,059,718 shares, and shared dispositive power with respect to 141,609 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of stock ownership and reports of changes in stock ownership and to provide the Company with copies of all such filed forms. Based solely on its review of such copies or written representations from reporting persons, the Company believes that all reports were filed on a timely basis during the fiscal year ended December 25, 2018.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The Company's compensation committee reviews and establishes executive compensation in connection with each executive officer's employment agreement. We entered into new employment agreements with W. Kent Taylor, Scott M. Colosi, Celia P. Catlett, and S. Chris Jacobsen, each a Named Executive Officer, on December 26, 2017, each of which has an effective date of January 8, 2018 and expires on January 7, 2021. We entered into an employment agreement with Tonya R. Robinson, also a Named Executive Officer, on June 11, 2018 and having an effective date of May 18, 2018, and with Doug W. Thompson, also a Named Executive Officer, on August 23, 2018, each of which expires on January 7, 2021. In connection with Ms. Robinson's appointment to Chief Financial Officer, the Company and Mr. Colosi entered into an amendment to his 2018 Employment Agreement on May 17, 2018 to reflect his resignation as Chief Financial Officer of the Company while still remaining as President of the Company. As used herein, the employment agreements, as amended (as and if applicable), with Messrs. Taylor, Colosi, Jacobsen, and Thompson and Mss. Catlett and Robinson shall be referred to collectively as the "2018 Employment Agreements" and with respect to any Named Executive Officer, as a "2018 Employment Agreement".

        To assist in setting compensation under the 2018 Employment Agreements and pursuant to the authority granted under its charter, the compensation committee engaged Willis Towers Watson as an independent compensation consultant in 2017 to advise the compensation committee on compensation for the executive officers and the non-employee directors, together with analysis and services related to such executive and director compensation. Specifically, the compensation committee asked the consultant to provide market data, review the design of the executive and director compensation packages, and provide recommendations on cash and equity compensation for the Company's executive officers and the non-employee directors. Willis Towers Watson does not currently provide any other services to the Company, and the compensation committee has determined that Willis Towers Watson has sufficient independence from us and our executive officers to allow it to offer objective information and advice. All fees paid to Willis Towers Watson during fiscal year 2017 were in connection with their engagement by the compensation committee for the above services.

        Each 2018 Employment Agreement establishes a base salary throughout the term of the agreement, and a cash incentive bonus amount based on the achievement of defined goals to be established by the compensation committee. In addition to cash compensation, the 2018 Employment Agreements also provide the compensation committee with an opportunity to make annual stock awards to the Named Executive Officers, the types and amounts of which are subject to the compensation committee's discretion based on their annual review of the performance of the Company and of the individual Named Executive Officers. The types of stock awards contemplated by the 2018 Employment Agreements are (i) restricted stock units, which grant the Named Executive Officers the conditional right to receive shares of our common stock that vest after a defined period of service, (ii) "retention" restricted stock units, which vest upon the completion of the term of an individual Named Executive Officer's agreement or such longer date as determined by the compensation committee, and (iii) performance stock units, which are calculated based on the achievement of certain Company performance targets established by the compensation committee and vest over a period of service. As of the date of this proxy statement and as more particularly described below, each Named Executive Officer has received an annual grant of restricted stock units relating to their 2018 year service (which were granted in 2017 or 2018 [as applicable]) and their 2019 year service (which were granted in 2019). Additionally, each of Messrs. Taylor, Colosi, Jacobsen, and Thompson have received grants of performance stock units relating to their 2018 and/or 2019 year service (as applicable). Moreover, each of Messrs. Colosi, Jacobsen, and Thompson and Mss. Catlett and Robinson have received "retention" grants of restricted stock units under their respective 2018 Employment Agreements, which vest upon the completion of the term of the agreement on the condition that the applicable Named Executive Officer is still serving the Company on the vesting date. Finally, Mr. Taylor's 2018 Employment Agreement also provides for a long-term "retention" grant of restricted stock units, which vest on January 8, 2023 on the condition that Mr. Taylor is still serving the Company on the vesting date.

        Under the 2018 Employment Agreements, each Named Executive Officer has agreed not to compete with us during the term of his or her employment and for a period of two years following his or her termination of employment, unless the Named Executive Officer's employment is terminated without cause following a change in control, in which case the Named Executive Officer has agreed not to compete with us through the date of the last payment of the Named Executive Officer's severance payments. Finally, the 2018 Employment Agreements also contain a "clawback" provision that enables the Company to seek reimbursement to the Company of any compensation paid to any Named Executive Officer which is required to be recovered by any law, governmental regulation or order, or stock exchange listing requirement.

        The compensation packages for our Named Executive Officers offer base salaries and target cash bonus amounts which are modest within the casual dining restaurant sector and feature restricted stock unit awards, the value of which is dependent upon the performance of the Company and the price of our common stock. The compensation committee evaluates the stock compensation for each specific Named Executive Officer on an annual basis to determine the right combination of rewards and incentives through the issuance of service based restricted stock units and/or performance based restricted stock units to drive company performance without encouraging unnecessary or excessive risk taking by all of the Named Executive Officers as a whole. Under this approach, a significant amount of the compensation for certain Named Executive Officers is based exclusively on the grant of service based restricted stock units while other Named Executive Officers receive a combination of service based restricted stock units and performance based restricted stock units, with a significant portion of such Named Executive Officer's compensation being tied to the grant of such performance based restricted stock units. By conditioning a significant portion of certain Named Executive Officer's performance based restricted stock unit grants upon the achievement of defined performance goals to be established by the compensation committee, combined with the stock ownership guidelines for our Named Executive Officers more particularly described above, we have created a more direct relationship between compensation and shareholder value. Additionally, by only providing one year's worth of restricted stock units to our Named Executive Officers in the 2018 Employment Agreements, the compensation committee has the opportunity to adjust a significant portion of the compensation for the Named Executive Officers on an annual basis to more accurately reflect the overall performance of the Company, which may include the issuance of service based restricted stock units and/or performance based restricted stock units. Overall, we believe this approach provides the Named Executive Officers with a compensation package which promotes the sustained profitability of the Company and aligns the interests of our Named Executive Officers with those of our shareholders. The compensation packages also reflect a pragmatic response to external market conditions; that is, total compensation that is competitive with comparable positions in similar industries, including the casual dining sector of the restaurant industry, but which is reasonable and in the best interests of our shareholders.

        We believe that the overall design of the compensation packages, along with the culture and values of our Company, allows us to attract and retain top talent, while also keeping the Named Executive Officers focused on both long-term business development and short-term financial growth.

        In deciding to continue and modify many of our existing executive compensation practices, our compensation committee considered that the holders of over 76% of the votes cast at our 2018 annual meeting on an advisory basis approved the compensation of our Named Executive Officers as disclosed in the proxy statement for the 2018 annual meeting. None of the Named Executive Officers, including Mr. Taylor, participated in the creation of their own compensation packages.

  Elements of Compensation

  Base Salary

        Base salaries for our Named Executive Officers are designed to provide a secure base of compensation which will be effective in motivating and retaining key executives.

        Each Named Executive Officer's 2018 Employment Agreement establishes an annual salary for the years shown in the table below.

	2018 (through January 7, 2019) ($)	2019 (through January 7, 2020) ($)	2020 (through January 7, 2021) ($)
W. Kent Taylor	525,000	525,000	525,000
Chairman, Chief Executive Officer
Scott M. Colosi	450,000	450,000	450,000
President(i)
Celia P. Catlett	315,000	315,000	325,000
General Counsel, Corporate Secretary
S. Chris Jacobsen	300,000	315,000	325,000
Chief Marketing Officer
Tonya R. Robinson	275,000	300,000	—	(ii)
Chief Financial Officer
Doug W. Thompson	450,000	450,000	—	(ii)
Chief Operating Officer

(i)
As more particularly described above, in connection with Ms. Robinson's appointment to Chief Financial Officer, the Company and Mr. Colosi entered into an amendment to his 2018 Employment Agreement on May 17, 2018 to reflect his resignation as Chief Financial Officer of the Company while still remaining as the President of the Company. Because the compensation committee did not increase Mr. Colosi's compensation when he resumed his role as Chief Financial Officer in 2014, the compensation committee did not reduce his compensation when he resigned the position in 2018.

(ii)
As of the date of this proxy statement, the base salary for Ms. Robinson and Mr. Thompson has not yet been established for the period commencing on January 8, 2020 and ending on January 7, 2021.

Incentive Bonus

        Incentive bonuses are designed to reward our Named Executive Officers for the success of the Company, as measured by growth in the Company's earnings per diluted share ("EPS") and overall pre-tax profit, and for each Named Executive Officer's individual contribution to that success. It is our belief that a significant amount of each Named Executive Officer's compensation should be tied to the performance of the Company.

        Pursuant to the terms of the Texas Roadhouse, Inc. Cash Bonus Plan (the "Cash Bonus Plan"), the compensation committee may award an annual cash incentive to the Named Executive Officers, which is the grant of a right to receive a payment of cash that is subject to targets and maximums, and that is contingent on achievement of performance objectives during the Company's fiscal year. These cash incentives are also subject to the terms and conditions of the 2018 Employment Agreements and reflect each Named Executive Officer's job responsibilities and individual contribution to the success of the Company.

        Under the Cash Bonus Plan, the compensation committee established a two-pronged approach to tying the incentive compensation to the Company's performance. Under this approach, 50% of the target incentive bonus is awarded based on whether the Company achieves an annual EPS growth target of 10% (the "EPS Performance Goal"). The other 50% is based on a profit sharing pool (the "Profit Sharing Pool") comprised of 1.5% of the Company's pre-tax profits (income before taxes minus income attributable to non-controlling interests, as reported in our audited consolidated financial statements), which pool is distributed among our Named Executive Officers and certain other members of the Company's director-level management based on a pre-determined percentage interest in the pool and subject to certain pre-determined maximum amounts. After the end of the fiscal year, the compensation committee determines whether and to what extent the EPS Performance Goal has been met, and the portion of the Profit Sharing Pool to which each Named Executive Officer is entitled. Depending on the level of achievement of the EPS Performance Goal each year, 50% of the incentive bonus may be reduced to a minimum of $0 or increased to a maximum of two times the target amount. Each 1% change from the EPS Performance Goal results in an increase or decrease of 10% of the portion of the target bonus amount attributable to the achievement of the EPS Performance Goal. For example, if we achieve 11% EPS growth, the bonus payable would be 110% of the portion of the target bonus attributable to the achievement of the EPS Performance Goal. Conversely, if we achieve 9% EPS growth, the bonus payable would be 90% of the portion of the target bonus attributable to the achievement of the EPS Performance Goal. The remaining 50% of the Named Executive Officers' incentive bonus will fluctuate directly with Company pre-tax profits at fixed participation percentages and maximum amounts which are determined within 60 days following the commencement of the Company's fiscal year and while the pre-tax profits are not yet determined. The annual profit sharing component allows the Named Executive Officers to participate in a profit sharing pool with other members of the Company's director-level management team. By allowing this level of participation in the Company's overall profits, the compensation committee encourages responsible growth and aligns the interests of the Named Executive Officers with those of other management employees of the Company. This portion of the incentive bonus may be reduced to a minimum of $0 if the Company ceases to be profitable or for other reasons that the compensation committee determines, and may be increased to a maximum of two times the target amount established for each individual participant. Both portions of the incentive bonus can be adjusted downward (but not upward) by the compensation committee in its discretion. Cash incentive bonuses with respect to fiscal year 2018 were paid at 158.0% of the total target amount for all or a portion of the fiscal year in which a Named Executive Officer served in such role, based on actual EPS growth of 19.6% and a pre-tax profit (Profit Sharing Pool) of $182,482,730 during fiscal year 2018.

        The actual amounts earned by each Named Executive Officer for fiscal year 2018 are more fully described in "Executive Compensation." The target bonus amount, along with the minimum and maximum bonus amounts, are set forth below:

Executive Incentive Compensation for Fiscal Year 2018

	Target Bonus ($)	Minimum Bonus ($)	Maximum Bonus ($)
W. Kent Taylor	525,000	0	1,050,000
Chairman, Chief Executive Officer
Scott M. Colosi	350,000	0	700,000
President
Celia P. Catlett	185,000	0	370,000
General Counsel, Corporate Secretary
S. Chris Jacobsen	200,000	0	400,000
Chief Marketing Officer
Tonya R. Robinson	120,000	0	240,000
Chief Financial Officer
Doug W. Thompson	450,000	0	900,000
Chief Operating Officer

Stock Awards

        We make equity awards in the form of restricted stock units, which represent the conditional right to receive one share of our common stock upon satisfaction of the vesting requirements. Restricted stock units offer the Named Executive Officers a financial interest in the Company and align their interests with those of our shareholders. We also believe that the market price of our publicly traded common stock represents the most appropriate metric for determining the value of the equity portion of our Named Executive Officers' compensation packages. The overall compensation packages for our Named Executive Officers offer base salaries and target cash bonus amounts which are modest within the casual dining restaurant sector and feature restricted stock unit awards, the value of which is dependent upon the performance of the Company and the price of our common stock. The compensation committee evaluates the stock compensation for each specific Named Executive Officer on an annual basis to determine the right combination of rewards and incentives through the issuance of service based restricted stock units and/or performance based restricted stock units to drive company performance without encouraging unnecessary or excessive risk taking by all of the Named Executive Officers as a whole. Under this approach, a significant amount of the compensation for certain Named Executive Officers is based exclusively on the grant of service based restricted stock units while other Named Executive Officers receive a combination of service based restricted stock units and performance based restricted stock units, with a significant portion of such Named Executive Officer's compensation being tied to the grant of such performance based restricted stock units. We believe that the service based restricted stock awards are inherently performance based since their value varies in response to investor sentiment regarding overall Company performance at the time of vesting. Moreover, by only providing one year's worth of restricted stock units to our Named Executive Officers in the 2018 Employment Agreements, the compensation committee has the opportunity to adjust a significant portion of the compensation for the Named Executive Officers on an annual basis to more accurately reflect the overall performance of the Company, which may include the issuance of service based restricted stock units and/or restricted stock units based on the achievement of defined goals to be established by the compensation committee for any and/or all of our Named Executive Officer. Additionally, each 2018 Employment Agreement for Messrs. Colosi, Jacobsen, and Thompson and Mss. Catlett and Robinson provide for a "retention" grant of restricted stock units, which vest upon completion of the term of their

2018 Employment Agreement on the condition that the applicable Named Executive Officer is still serving the Company on the vesting date, and Mr. Taylor's 2018 Employment Agreement provides for a long-term "retention" grant of restricted stock units, which vest on January 8, 2023 on the condition that Mr. Taylor is still serving the Company on the vesting date.

        In addition, the 2018 Employment Agreements for Messrs. Taylor, Colosi, Thompson, and Jacobsen contain bifurcated awards of service based restricted stock units and performance based restricted stock units for all or a portion of the term of their respective 2018 Employment Agreements. For the performance based awards, the compensation committee has established a two-pronged approach which mirrors the approach used for annual cash incentive bonuses. Under this approach, a percentage of the target equity award is based on whether the Company achieves the annual EPS Performance Goal, and a percentage is based on the Profit Sharing Pool comprised of 1.5% of the Company's pre-tax profits (income before taxes minus income attributable to non-controlling interests, as reported in our audited financial statements). After the end of the fiscal year, the compensation committee determines whether and to what extent the EPS Performance Goal has been met, and the portion of the Profit Sharing Pool to which each officer is entitled. Each 1% change from the EPS Performance Goal results in an increase or decrease of 10% of the portion of the target amount attributable to the achievement of the EPS Performance Goal. For example, if we achieve 11% EPS growth, the number of shares awarded would be 110% of the portion of the target amount attributable to the achievement of the EPS Performance Goal. Conversely, if we achieve 9% EPS growth, the award would be 90% of the portion of the target amount attributable to the achievement of the EPS Performance Goal. The remaining percentage of the Named Executive Officers' equity award will fluctuate directly with Company pre-tax profits at fixed participation percentages and maximum amounts which are determined within 60 days following the commencement of the Company's fiscal year and while the pre-tax profits are not yet determined. Both portions of the performance based equity award may be reduced to a minimum of 0 or increased to a maximum of two times the target amount for each individual participant. Both portions of the performance based equity award can also be adjusted downward (but not upward) by the compensation committee in its discretion. Performance based equity awards with respect to fiscal year 2018 were paid at 158.0% of the total target amount for all or a portion of the fiscal year in which a Named Executive Officer served in such role, based on actual EPS growth of 19.6% and a pre-tax profit (Profit Sharing Pool) of $182,482,730 during fiscal year 2018. For discussion of the percentages assigned by the compensation committee to each component of the performance based equity awards for Messrs. Taylor, Colosi, Jacobsen, and Thompson, refer to the associated tables below.

        The number of restricted stock units granted to each Named Executive Officer reflects each Named Executive Officer's job responsibilities and individual contribution to the success of the Company.

  Service Based Restricted Stock Units

        Except as noted below, the number of service based restricted stock units granted under the 2018 Employment Agreements are shown in the table below and are subject to the Named Executive Officer still serving the Company on the vesting date.

	Service Based Restricted Stock Units vesting on January 8, 2019 pursuant to 2018 Employment Agreements		Service Based Restricted Stock Units vesting on June 11, 2019 pursuant to 2018 Employment Agreements	Service Based Restricted Stock Units vesting on August 27, 2019 pursuant to 2018 Employment Agreements	Service Based Restricted Stock Units vesting on January 8, 2020 pursuant to the 2018 Employment Agreements	Service Based Restricted Stock Units vesting on January 8, 2021 pursuant to 2018 Employment Agreements(1)	Service Based Restricted Stock Units vesting on January 8, 2023 pursuant to 2018 Employment Agreements(2)	Total Service Based Restricted Stock Units granted pursuant to 2018 Employment Agreements
W. Kent Taylor	10,000				10,000		75,000	95,000
Chairman, Chief Executive Officer
Scott M. Colosi	10,000				10,000	15,000		35,000
President
Celia P. Catlett	10,000				10,000	10,000		30,000
General Counsel, Corporate Secretary
S. Chris Jacobsen		(3)			5,000	10,000		15,000
Chief Marketing Officer
Tonya R. Robinson			7,000		10,000	10,000		27,000
Chief Financial Officer
Doug W. Thompson				2,000	10,000	12,500		24,500
Chief Operating Officer

(1)
With respect to Messrs. Colosi, Jacobsen, and Thompson and Mss. Catlett and Robinson, this number represents a retention grant of restricted stock units which will vest on January 8, 2021, provided the applicable Named Executive Officer is still serving the Company on the vesting date.

(2)
With respect to Mr. Taylor, this number represents a retention grant of restricted stock units which will vest on January 8, 2023 provided Mr. Taylor is still serving the Company on the vesting date.

(3)
With respect to Mr. Jacobsen, because Mr. Jacobsen's prior employment agreement included a grant of restricted stock units relating to his 2018 fiscal year service, his 2018 Employment Agreement did not include an initial grant of restricted stock units; provided, however, for his 2018 fiscal year service, Mr. Jacobsen received a grant of 10,000 restricted stock units, together with a retention grant of 5,000 restricted stock units, previously granted under his prior employment agreement.

  Performance Based Restricted Stock Units

        The number of performance based restricted stock units granted to Messrs. Taylor and Colosi for the 2018 fiscal year under their 2018 Employment Agreement, and the number of shares of common stock which actually vested based on the Company's performance, are shown in the table below:

	Target Number of Performance Based Restricted Stock Units Granted for 2018 pursuant to 2018 Employment Agreements	Minimum Number of Performance Based Restricted Stock Units pursuant to 2018 Employment Agreements	Maximum Number of Performance Based Restricted Stock Units pursuant to 2018 Employment Agreements	Actual Number of Shares Issued for 2018 following Certification of 2018 Performance Goals(1)
W. Kent Taylor	50,000	0	100,000	78,983
Chairman, Chief Executive Officer
Scott M. Colosi	40,000	0	80,000	63,186
President

(1)
The shares underlying the performance based restricted stock units attributable to the 2018 fiscal year were issued on February 22, 2019. The compensation committee determined that 50% of the performance based restricted stock unit award for the 2018 fiscal year would be based on an EPS growth target of 10%, which portion would be reduced or increased by 10% for every 1% of annual growth in EPS less than or in excess of the 10% goal, and that 50% of the performance based restricted stock unit award for the 2018 fiscal year would be based on a pre-tax profit target opportunity equal to the percentage payout of 1.5% of pre-tax earnings divided by the bonus pool target set by the compensation committee for the performance period.

        The number of performance based restricted stock units granted in 2019 to Messrs. Taylor, Colosi, Thompson, and Jacobsen under their respective 2018 Employment Agreements for the 2019 fiscal year is shown in the table below. The actual number of shares that will be issued to each of Messrs. Taylor, Colosi, Thompson, and Jacobsen for fiscal year 2019 based on achievement of the performance goals assigned to these grants by the compensation committee will not be calculated until the first quarter of 2020.

	Target Number of Performance Based Restricted Stock Units vesting on January 8, 2020 pursuant to 2018 Employment Agreements(1)	Minimum Number of Performance Based Restricted Stock Units pursuant to 2018 Employment Agreements	Maximum Number of Performance Based Restricted Stock Units pursuant to 2018 Employment Agreements
W. Kent Taylor	50,000	0	100,000
Scott M. Colosi	40,000	0	80,000
Doug W. Thompson	20,000	0	40,000
S. Chris Jacobsen	7,000	0	14,000

(1)
The compensation committee determined that 50% of the performance based restricted stock unit award for 2019 would be based on an EPS growth target of 10%, which portion would be reduced or increased by 10% for every 1% of annual growth in EPS less than or in excess of the 10% goal, and that 50% of the performance based restricted stock unit award for 2019 would be based on a pre-tax profit target opportunity equal to the percentage payout of 1.5% of pre-tax earnings divided by the bonus pool target set by the compensation committee for the performance period.

  The performance based restricted stock unit award for Messrs. Taylor, Colosi, Thompson, and Jacobsen with respect to fiscal year 2019 will be certified in the first quarter of 2020.

        The 2018 Employment Agreements further provide that the compensation committee may, in its discretion, grant additional performance based restricted stock units to Messrs. Taylor, Colosi, Thompson, and Jacobsen with respect to future performance periods.

  Separation and Change in Control Arrangements

        Except in the event of a change in control, the 2018 Employment Agreement with Mr. Taylor provides that no severance would be paid to him upon termination of employment, but he would be entitled to receive a gift of a crisp $100 bill if his employment were to be terminated by the Company without cause before the end of the term. The 2018 Employment Agreement for each of Messrs. Colosi, Jacobsen, and Thompson and Mss. Catlett and Robinson provides that, except in the event of a change in control, if the Company terminates their employment without cause before the end of the term and the applicable Named Executive Officer signs a release of all claims against the Company, then the Company will pay a severance payment equal to any bonus for a year already ended (even if not yet paid at termination), plus the Named Executive Officer's base salary for a period of 180 days, and payment of a fixed sum ($175,000 for Mr. Colosi, $100,000 for Mr. Jacobsen, $225,000 for Mr. Thompson, $100,000 for Ms. Catlett, and $100,000 for Ms. Robinson). Similar payments are due to the Named Executive Officers under the 2018 Employment Agreements if employment was or is terminated by reason of death or disability before the end of the term. The Company provides these severance payments to allow for a period of transition and in exchange for a full release of claims against the Company. The salary component of the severance payments is subject to deductions and withholdings and is to be paid to the Named Executive Officers in periodic installments in accordance with our normal payroll practices. The fixed sum is paid in a single lump sum, and any bonus component of the severance payments for a performance period that ended before termination is to be paid on the same date as the payment would have been made had his or her employment not been terminated.

        The 2018 Employment Agreements also provide that if the Named Executive Officer's employment is terminated other than for cause following a change in control, or if the Named Executive Officer resigns for good reason following a change in control because he or she is required to relocate, and the Company's successor does not agree to be bound by the agreement, or the Named Executive Officer's responsibilities, pay or total benefits are reduced, then in such an event each such Named Executive Officer will receive severance payments in an amount equal to the Named Executive Officer's base salary and incentive bonus through the end of the term of the agreement but not less than one year. In addition, the Named Executive Officer's unvested stock awards, if any, will become vested as of the date of termination. Moreover, with respect to each of the Named Executive Officers under their respective 2018 Employment Agreements, if his or her employment is terminated under such circumstances and the Named Executive Officer has not yet been granted service based restricted stock units or performance based restricted stock units, as applicable under the respective Named Executive Officer's 2018 Employment Agreements, for either or both of the second and third years of his or her employment agreement, the Named Executive Officer will be issued the target number of service based restricted stock units and/or performance based restricted stock units (as applicable) set forth above for each of these years. The payments and acceleration of vesting of the stock awards are contingent upon the Named Executive Officer signing a full release of claims against the Company. The salary component of the severance payments is subject to deductions and withholdings and is to be paid to the Named Executive Officers in periodic installments in accordance with our normal payroll practices or in a lump sum at the discretion of the compensation committee and in compliance with Section 409A of the Internal Revenue Code. The bonus component of the severance payments to the Named Executive Officers is to be paid on the same date as the payment would have been made had his or her employment not been terminated.

        According to the terms of the 2018 Employment Agreements, a change in control means that one of the following events has taken place: (1) the shareholders of the Company approve (a) a merger or statutory plan of exchange involving the Company ("Merger") in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock, $0.001 par value ("Common Stock") would be converted into cash, securities or other property, other than a Merger involving the Company in which the holders of Common Stock immediately prior to the Merger have substantially the same proportionate ownership of common stock of the surviving corporation after the Merger, or (b) a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the adoption of any plan or proposal for the liquidation or dissolution; (2) during any period of 12 months or less, individuals who at the beginning of such period constituted a majority of the Board cease for any reason to constitute a majority thereof unless the nomination or election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; (3) a tender or exchange offer (other than one made by (a) the Company, or (b) Mr. Taylor or any corporation, limited liability company, partnership, or other entity in which Mr. Taylor owns a direct or indirect ownership of 50% or more, or controls 50% or more of the voting power [collectively, the "Taylor Parties"]) is made for the Common Stock (or securities convertible into Common Stock) and such offer results in a portion of those securities being purchased and the offeror after the consummation of the offer is the beneficial owner (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"]), directly or indirectly, of securities representing in excess of the greater of at least 20% of the voting power of outstanding securities of the Company or the percentage of the voting power of the outstanding securities of the Company collectively held by all of the Taylor Parties; or (4) any person other than a Taylor Party becomes the beneficial owner of securities representing in excess of the greater of 20% of the aggregate voting power of the outstanding securities of the Company as disclosed in a report on Schedule 13D of the Exchange Act or the percentage of the voting power of the outstanding securities of the Company collectively held by all of the Taylor Parties. No change of control will be deemed to have occurred for purposes of an individual 2018 Employment Agreement by virtue of any transaction which results in the affected Named Executive Officer, or a group of persons which includes the affected Named Executive Officer, acquiring, directly or indirectly, securities representing 20% or more of the voting power of outstanding securities of the Company.

        The estimated amounts that would have been payable to a Named Executive Officer under the 2018 Employment Agreements are more fully described in "Termination, Change of Control and Change of Responsibility Payments."

  Compensation Committee Report

        The compensation committee has reviewed and discussed the "Compensation Discussion and Analysis" required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee recommended to the Board that the "Compensation Discussion and Analysis" be included in this proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 25, 2018.

        All members of the compensation committee concur in this report.

  James R. Zarley, Chair
  Gregory N. Moore
  Curtis A. Warfield
  Kathleen M. Widmer

Summary Compensation Table

        The following table sets forth the total compensation earned with respect to the fiscal years 2018, 2017, and 2016 for Mr. Taylor, our Chairman and Chief Executive Officer, Mr. Colosi, our President and former Chief Financial Officer, and Ms. Robinson, our current Chief Financial Officer. It also includes such information for each of our three other most highly compensated executive officers during fiscal year 2018, as and if applicable.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Grant Date Fair Value of Stock Awards ($)(2)(3)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)(3)
W. Kent Taylor	2018	525,000	—	—	829,316	8,782	1,363,098
Chairman, Chief	2017	525,000	—	7,314,300	710,240	8,670	8,558,210
Executive Officer	2016	525,000	—	3,389,800	859,342	8,949	4,783,091
Scott M. Colosi	2018	450,000	200	—	552,877	8,782	1,011,859
President, Chief	2017	450,000	200	2,709,000	473,494	8,670	3,641,364
Financial Officer(4)	2016	450,000	200	1,196,400	572,895	8,949	2,228,444
Celia P. Catlett	2018	313,961	200	—	292,235	8,782	615,178
General Counsel,	2017	298,269	200	1,083,600	169,105	8,670	1,559,844
Corporate Secretary	2016	273,365	200	—	204,605	8,949	487,119
S. Chris Jacobsen	2018	300,000	200	—	315,930	8,782	624,912
Chief Marketing	2017	300,000	200	541,800	236,747	8,670	1,087,417
Officer	2016	298,668	200	1,338,911	204,605	8,949	1,851,333
Tonya R. Robinson	2018	250,633	200	626,775	208,601	982	1,087,191
Chief Financial Officer
Doug W. Thompson	2018	450,000	200	1,271,240	659,430	8,782	2,389,652
Chief Operating Officer

(1)
This column represents holiday bonus awards paid to the Named Executive Officers for the fiscal years ended December 25, 2018, December 26, 2017, and December 27, 2016.

(2)
Reflects the grant date fair value computed in accordance with ASC 718 of performance based restricted stock units and service based restricted stock units granted pursuant to the Company's long term incentive plan using the closing price of the Company's common stock on the last trading day immediately preceding the grant date. These are not amounts paid to or received by the Named Executive Officers.

The Company cautions that the amounts reported in the Summary Compensation Table for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company's actual operating performance, stock price fluctuations and the Named Executive Officer's continued service with the Company. Additional information on all outstanding stock and option awards is reflected in the "Grants of Plan-Based Awards Table" and the "Outstanding Equity Awards at Fiscal Year End Table."

(3)
With respect to Mr. Taylor, (i) amounts for the 2017 fiscal year include (a) the performance based restricted stock units and service based restricted stock units granted to Mr. Taylor during the 2017 fiscal year relating to his 2018 year service, and (b) the "retention" restricted stock units granted under his 2018 Employment Agreement as more particularly described above and (ii) amounts for the 2016 fiscal year include the performance based restricted stock units granted to him during the 2016 fiscal year relating to his 2017 year service.

  With respect to Mr. Colosi, (i) amounts for the 2017 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Mr. Colosi during the 2017 fiscal year relating to his 2018 year service, and (ii) amounts for the 2016 fiscal year include the performance based restricted stock units granted to him during the 2016 fiscal year relating to his 2017 year service.

  With respect to Ms. Catlett, amounts for the 2017 fiscal year include (i) the service based restricted stock units granted to Ms. Catlett during the 2017 fiscal year relating to her 2018 year service and (ii) the "retention" restricted stock units granted to Ms. Catlett under her 2018 Employment Agreement as more particularly described above.

  With respect to Mr. Jacobsen, (i) amounts for the 2017 fiscal year include the "retention" restricted stock units granted to Mr. Jacobsen under his 2018 Employment Agreement as more particularly described above, and (ii) amounts for the 2016 fiscal year include (a) the service based restricted stock units granted to Mr. Jacobsen relating to his 2016 year service, (b) the service based restricted stock units granted to Mr. Jacobsen relating to his 2017 year service, (c) the service based restricted stock units granted to Mr. Jacobsen relating to his 2018 year service, and (d) the "retention" restricted stock units granted to Mr. Jacobsen under his prior employment agreement.

  With respect to Mr. Thompson and Ms. Robinson, amounts for the 2018 fiscal year include the service based restricted stock units granted to them during the 2018 fiscal year relating to their 2018 year service.

(4)
On May 17, 2018, Mr. Colosi resigned as Chief Financial Officer of the Company in connection with Ms. Robinson's appointment to Chief Financial Officer of the Company but remained as President of the Company.

Grants of Plan-Based Awards in Fiscal Year 2018

        The following table presents information with respect to grants of stock awards to the applicable Named Executive Officers during fiscal year 2018.

 Grants of Plan-Based Awards Table

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Minimum	Target	Maximum
W. Kent Taylor
Scott M. Colosi
Celia P. Catlett
S. Chris Jacobsen
Tonya R. Robinson
Service Based RSUs vesting on February 26, 2019	February 26, 2018	—	—	—	1,500	(4)	85,920	(i)
Service Based RSUs vesting on May 4, 2019	May 4, 2018	—	—	—	1,500	(4)	93,765	(i)
Service Based RSUs vesting on June 11, 2019	June 11, 2018	—	—	—	7,000		447,090	(i)
Doug W. Thompson
Service Based RSUs vesting on January 8, 2019	January 8, 2018	—	—	—	20,000	(4)	1,137,600	(ii)
Service Based RSUs vesting on August 27, 2019	August 27, 2018	—	—	—	2,000		133,640	(ii)

(1)
These amounts reflect the minimum, target, and maximum number of shares issuable under performance awards. The related performance targets and certain results are described in detail in the "Compensation Discussion and Analysis".

(2)
Each stock award consists of restricted stock units, where each unit represents the conditional right to receive one share of our common stock upon satisfaction of vesting requirements. See the "Compensation Discussion and Analysis" for the conditions of accelerated vesting upon termination of employment other than for cause.

(3)
Reflects the grant date fair value computed in accordance with FASB ASC Topic 718 of the target number of performance based units and restricted stock units granted to the Named Executive Officers using the closing price of the Company's common stock on the last trading day immediately preceding the grant date, which was based on the following:

(i)
With respect to Ms. Robinson, 1,500 restricted stock units granted on February 26, 2018 at $57.28, 1,500 restricted stock units granted on May 4, 2018 at $62.51, and 7,000 restricted stock units granted at $63.87.

(ii)
With respect to Mr. Thompson, 20,000 restricted stock units granted on January 5, 2018 at $56.88 and 2,000 restricted stock units granted on August 27, 2018 at $66.82.

These are not amounts paid to or received by the Named Executive Officers. For discussion of the assumptions used in determining these values, see Note 13 to the consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 25, 2018.

(4)
These amounts reflect certain restricted stock units granted to Ms. Robinson and Mr. Thompson, respectively, prior to their respective promotions in 2018.

Outstanding Equity Awards

        The following table presents information with respect to outstanding stock option awards, stock awards, and equity incentive plan awards as of December 25, 2018 by the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year End Table

	Option Awards				Stock Awards			Equity Incentive Plan Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
W. Kent Taylor	—	—	NA	NA	85,000	(2)	4,828,850	50,000	(3)	2,840,500
Chairman, Chief Executive Officer
Scott M. Colosi	—	—	NA	NA	10,000	(4)	568,100	40,000	(5)	2,272,400
President
Celia P. Catlett	—	—	NA	NA	20,000	(6)	1,136,200	—		—
General Counsel, Corporate Secretary
S. Chris Jacobsen	—	—	NA	NA	25,000	(7)	1,420,250	—		—
Chief Marketing Officer
Tonya R. Robinson	—	—	NA	NA	10,000	(8)	568,100	—		—
Chief Financial Officer
Doug W. Thompson	—	—	NA	NA	22,000	(9)	1,249,820	—		—
Chief Operating Officer

(1)
Market value was computed using the Company's closing stock price on the last trading day of our fiscal year ended December 25, 2018, which was $56.81.

(2)
The vesting schedule is as follows: 10,000 shares on January 8, 2019 and 75,000 shares on January 8, 2023.

(3)
Consists of performance awards which will vest and be earned, if at all, at the time of a determination by our compensation committee that certain Company performance measures have been satisfied. If and to the extent earned, the vesting schedule is as follows: 50,000 shares on January 8, 2019.

(4)
The vesting schedule is as follows: 10,000 shares on January 8, 2019.

(5)
Consists of performance awards which will vest and be earned, if at all, at the time of a determination by our compensation committee that certain Company performance measures have been satisfied. If and to the extent earned, the vesting schedule is as follows: 40,000 shares on January 8, 2019.

(6)
The vesting schedule is as follows: 10,000 shares on January 8, 2019 and 10,000 shares on January 8, 2021.

(7)
The vesting schedule is as follows: 15,000 shares on January 8, 2019 and 10,000 shares on January 8, 2021.

(8)
The vesting schedule is as follows: 1,500 shares on February 26, 2019, 1,500 shares on May 4, 2019 and 7,000 shares on June 11, 2019.

(9)
The vesting schedule is as follows: 20,000 shares on January 8, 2019 and 2,000 shares on August 27, 2019.

        See the "Compensation Discussion and Analysis" for the conditions of accelerated vesting upon termination of employment other than for cause.

Options Exercised and Stock Vested

        The following table presents information with respect to stock options exercised and stock awards vested during the fiscal year ended December 25, 2018 by the Named Executive Officers.

 Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
W. Kent Taylor	—	—	129,991	7,430,286	(i)
Chairman, Chief Executive Officer
Scott M. Colosi	—	—	80,585	4,606,239	(ii)
President
Celia P. Catlett	—	—	20,000	1,143,200	(iii)
General Counsel, Corporate Secretary
S. Chris Jacobsen	—	—	10,000	571,600	(iv)
Chief Marketing Officer
Tonya R. Robinson	—	—	6,000	368,955	(v)
Chief Financial Officer
Doug W. Thompson	—	—	20,000	1,133,600	(vi)
Chief Operating Officer

(1)
To the extent applicable, the value realized upon exercise of options represents the difference between the market value of the underlying securities at exercise and the exercise price of the options.

(2)
The value realized upon vesting of restricted stock units represents the fair value of the underlying shares based on the closing price of the Company's common stock on the trading day immediately preceding the vesting date, which is in accordance with the following:

(i)
$57.16 with respect to the 15,000 service based restricted stock units which vested on January 8, 2018, and $57.16 with respect to the 114,991 performance based restricted stock units which vested on January 8, 2018 but became reportable on February 15, 2018.

(ii)
$57.16 with respect to the 40,000 service based restricted stock units which vested on January 8, 2018, and $57.16 with respect to the 40,585 performance based restricted stock units which vested on January 8, 2018 but became reportable on February 15, 2018.

(iii)
$57.16 with respect to the 20,000 restricted stock units which vested on January 8, 2018.

(iv)
$57.16 with respect to the 10,000 restricted stock units which vested on January 8, 2018.

(v)
$57.47 with respect to the 1,500 restricted stock units which vested on February 27, 2018, $63.10 with respect to 1,500 restricted stock units which vested on May 5, 2018, $63.30 with respect to 1,500 restricted stock units which vested on August 4, 2018, and $62.10 with respect to 1,500 restricted stock units which vested on November 3, 2018.

(vi)
$56.68 with respect to the 20,000 restricted stock units which vested on February 8, 2018.

Termination, Change of Control and Change of Responsibility Payments

        If a Named Executive Officer had resigned or been terminated for cause prior to the expiration of the term of his or her 2018 Employment Agreement, the Named Executive Officer would have received payment of his or her annual base salary then in effect through the date of resignation or termination.

        If a Named Executive Officer had been terminated prior to the expiration of the term of his or her 2018 Employment Agreement as a result of death or disability, such Named Executive Officer's beneficiary or estate would have been entitled to receive an amount equal to such officer's annual base salary then in effect through the date of termination due to death or disability, plus any earned but unpaid bonus, plus the amount of such Named Executive Officer's annual base salary then in effect for 180 days following the termination, plus a fixed bonus amount as follows: for Mr. Taylor, $262,500; for Mr. Colosi, $175,000; for Ms. Catlett, $92,500; for Mr. Jacobsen, $100,000; for Ms. Robinson, $60,000; and for Mr. Thompson, $225,000.

        The following table lists the estimated amounts payable to a Named Executive Officer pursuant to the 2018 Employment Agreements if his or her employment had been terminated without cause unrelated to a change of control on December 25, 2018, the last day of our fiscal year, provided that each Named Executive Officer signed a full release of all claims against us.

Termination Payments Table

Name	Estimated Cash Payments ($)(1)	Estimated Value of Newly Vested Stock Awards ($)(2)	Total ($)
W. Kent Taylor	100	14,486,550	14,486,650
Chairman, Chief Executive Officer
Scott M. Colosi	949,795	8,521,500	9,471,295
President
Celia P. Catlett	540,077	2,272,400	2,812,477
General Counsel, Corporate Secretary
S. Chris Jacobsen	563,875	3,124,550	3,688,425
Chief Marketing Officer
Tonya R. Robinson	404,217	1,704,300	2,108,517
Chief Financial Officer
Doug W. Thompson	1,106,348	4,090,320	5,196,668
Chief Operating Officer

(1)
Mr. Taylor is entitled to a crisp $100 bill upon the termination of his employment without cause. If the employment of Mr. Colosi had been terminated under those circumstances, he would have received any bonus for a year already ended (even if not yet paid at termination), plus the proportionate share of his annual base salary then in effect ($450,000) for 180 days, plus $175,000. If the employment of Ms. Catlett had been terminated under those circumstances, she would have received any bonus for a year already ended (even if not yet paid at termination), plus the proportionate share of her annual base salary then in effect ($315,000) for 180 days, plus $92,500. If the employment of Mr. Jacobsen had been terminated under those circumstances, he would have received any bonus for a year already ended (even if not yet paid at termination), plus the proportionate share of his annual base salary then in effect ($300,000) for 180 days, plus $100,000. If the employment of Ms. Robinson had been terminated under those circumstances, she would have received any bonus for a year already ended (even if not yet paid at termination), plus the proportionate share of her annual base salary then in effect ($275,000) for 180 days, plus $60,000. If the employment of Mr. Thompson had been terminated under those circumstances, he would have received any bonus for a year already ended (even if not yet paid at termination), plus the proportionate share of his annual base salary then in effect ($450,000) for 180 days, plus $225,000.

(2)
Each Named Executive Officer's restricted stock units would have become immediately vested upon a termination of his or her employment without cause. The amounts shown in this column represent the value of the restricted stock units outstanding under the 2018 Employment Agreements at the closing price of our common stock on the last trading of our fiscal year ended December 25, 2018, which was $56.81. The number of restricted stock units which would have vested on that date is shown in "Outstanding Equity Awards."

        The following table lists the estimated amounts payable to a Named Executive Officer if his or her employment had been terminated without cause following a change of control, or if any of the officers had resigned his or her position for good reason following a change of control, on December 25, 2018, the last day of our fiscal year, provided that each Named Executive Officer signed a full release of claims against us.

Change in Control, Change in Responsibilities Payments Table

Name	Estimated Cash Payments ($)(1)	Estimated Value of Newly Vested Stock Awards ($)(2)	Total ($)
W. Kent Taylor	2,412,946	14,486,550	16,899,496
Chairman, Chief Executive Officer
Scott M. Colosi	1,810,274	8,521,500	10,331,774
President
Celia P. Catlett	1,112,413	2,272,400	3,384,813
General Counsel, Corporate Secretary
S. Chris Jacobsen	1,120,862	3,124,550	4,245,412
Chief Marketing Officer
Tonya R. Robinson	883,122	1,704,300	2,587,422
Chief Financial Officer
Doug W. Thompson	2,016,827	4,090,320	6,107,147
Chief Operating Officer

(1)
If the employment of any of the Named Executive Officers had been terminated without cause following a change of control, or if any of the Named Executive Officers had resigned his or her position for good reason following a change of control, the Named Executive Officer would have received the amount of his or her then current base salary and target incentive bonus through the end of the term of the Named Executive Officer's employment agreement, but not less than one year. Had a Named Executive Officer's employment been so terminated on December 25, 2018, each of Messrs. Colosi, Taylor, Jacobsen, and Thompson and Mss. Catlett and Robinson would have received payment through January 7, 2021.

The table below details the estimated payment for each Named Executive Officer.

Name	Salary ($)	Bonus ($)	Total Estimated Payments ($)
W. Kent Taylor	1,058,630	1,354,316	2,412,946
Chairman, Chief Executive Officer
Scott M. Colosi	907,397	902,877	1,810,274
President
Celia P. Catlett	635,178	477,235	1,112,413
General Counsel, Corporate Secretary
S. Chris Jacobsen	604,932	515,930	1,120,862
Chief Marketing Officer
Tonya R. Robinson	554,521	328,601	883,122
Chief Financial Officer
Doug W. Thompson	907,397	1,109,430	2,106,827
Chief Operating Officer

(2)
Each Named Executive Officer's restricted stock units would have become immediately vested upon a termination of his or her employment without cause following a change of control, or if any of the Named Executive Officers had resigned his or her position for good reason following a change of control. In addition, if any of Messrs. Taylor, Colosi, Jacobsen, and Thompson had not yet been granted performance based restricted stock units for either or both of the second or third years of his employment agreement, they would be issued the target number of units set forth in their respective 2018 Employment Agreements and as more particularly identified in the Grants of Plan-Based Awards Table above for each such year. The amounts shown in this column represent the value of the restricted stock units at the closing price of our common stock on the last trading day of our fiscal year ended December 25, 2018, which was $56.81. The number of restricted stock units which would have vested on that date are shown in "Outstanding Equity Awards".

CEO Pay Ratio

        Under Section 953(b) of the Dodd Frank Wall Street Reform and Consumer Protection Act, a U.S. publicly traded corporation is required to disclose the ratio between their Chief Executive Officer's annual total compensation to the total compensation of such corporation's median employee after excluding the Chief Executive Officer's compensation. To identify our median employee, we used the 2018 total cash compensation for all individuals (other than Mr. Taylor, our CEO) who were employed by us as of December 25, 2018, the last day of our 2018 fiscal year. For the purposes of calculating our employee's total cash compensation, we used our employee's base wages identified on our employees' W-2 forms. As a part of our calculation, we included all employees, whether employed by us on a full-time or part-time basis, and we annualized the compensation of any employee whom we hired during our 2018 fiscal year and who was working for us at the end of our fiscal year. As of December 25, 2018, approximately 79% of are employees were part-time employees and our average employee worked approximately 22 hours per week.

        We identified our median employee as a part-time server in Kentucky who worked an average of 16 hours per week. After identifying our median employee, we calculated the annual total compensation for such employee as $13,146, which is determined using the same methodology we used for our Named Executive Officers as set forth in the 2018 Summary Compensation Table described above.

        As more particularly described in the 2018 Summary Compensation Table, the annual total compensation for Mr. Taylor, our CEO, for our 2018 fiscal year is $1,363,098 and the ratio between the compensation for our CEO and the compensation for our median employee is 104 to 1. Note that since the SEC rules allow companies to use various methodologies and assumptions, apply certain exclusions, and make reasonable estimates relating to a specific company's employee base when identifying the median employee, the CEO pay ratio disclosed by other companies may not be comparable with the CEO pay ratio disclosed in this paragraph. Additionally, the pay ratio between our CEO and our median employee may vary year to year based, in part, on the grant date value of any restricted stock units granted to our CEO in any given year.

AUDIT COMMITTEE REPORT

        The audit committee of the Board is currently composed of three directors, all of whom meet the criteria for independence under the applicable NASDAQ and SEC rules and the Sarbanes-Oxley Act. The audit committee acts under a written charter adopted by the Board, a copy of which is available on the Company's website at www.texasroadhouse.com.

        The audit committee has prepared the following report on its activities and with respect to the Company's audited consolidated financial statements for the fiscal year ended December 25, 2018 (the "Audited Financial Statements").

  •
  The audit committee met 13 times during fiscal year 2018, which were comprised of five regular meetings of the audit committee and two meetings per quarter relating to the audit committee's review of the Company's filings with the Securities & Exchange Commission (the "SEC"), one of which such meetings combined content for a regular meeting of the audit committee and the audit committee's review of the Company's filings with the SEC. The audit committee's meetings included private sessions with the Company's independent auditors and internal auditors, as well as executive sessions consisting of only audit committee members. The audit committee also met periodically in private sessions with management, including Named Executive Officers (as needed);

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  The audit committee reviewed the acknowledgement process for the Company's Code of Conduct, and the corresponding results;

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  The audit committee reviewed the scope, plans and results of the testing performed by the Company's internal auditors and independent auditors in their assessments of internal control over financial reporting and the consolidated financial statements;

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  The audit committee reviewed matters submitted to it via the Company's whistleblower hotline and/or other reporting mechanisms regarding concerns about allegedly questionable financial, accounting and/or auditing matters (if any);

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  The audit committee reviewed with management, including the internal auditors and the General Counsel, and the independent auditors, the Company's practices with respect to risk assessment and risk management. The overall adequacy and effectiveness of the Company's legal, regulatory and ethical compliance programs were also reviewed, as well as the Company's cybersecurity controls and system standards;

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  The audit committee reviewed with the General Counsel the Company's disclosures with respect to current lawsuits;

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  The audit committee reviewed comment letters received from the SEC, if any, together with management's response to such letters;

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  The audit committee pre-approved all audit, audit-related and permissible non-audit services provided to the Company by KPMG LLP, the Company's independent auditors, for the 2018 fiscal year, before management engaged the independent auditors for those purposes, pursuant to and in accordance with the Texas Roadhouse, Inc. Policy for Pre-Approval of Services Provided by External Audit Firm (which is available on the Company's website, www.texasroadhouse.com);

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  On a quarterly basis, the audit committee discussed with KPMG LLP the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees;

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  The audit committee discussed with KPMG LLP their written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the audit committee concerning independence;

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  The audit committee reviewed the selection, application and disclosure of critical accounting policies;

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  The audit committee reviewed the Company's earnings press releases prior to issuance;

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  The audit committee reviewed and discussed the Company's Audited Financial Statements for the 2018 fiscal year with management and the independent auditors;

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  As mentioned above, the audit committee reviewed the Company's Quarterly and Annual Reports on Form 10-Q and Form 10-K prior to filing with the SEC;

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  The audit committee evaluated the appointment, compensation, retention and oversight of KPMG LLP. In connection with such appointment, the audit committee evaluated the service level of the incumbent independent auditor, which included criteria such as prior year quality of service, industry and technical expertise, independence, resource availability, and reasonableness and competitiveness of fees, as well as solicited the input of key management employees during its evaluation; and

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  Based on the review and discussion referred to above, and in reliance thereon, the audit committee recommended to the Board that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 25, 2018, for filing with the SEC.

        All members of the audit committee concur in this report.

  Gregory N. Moore, Chair
  Curtis A. Warfield
  James R. Zarley

Related Party Transactions

        The audit committee's charter provides that the audit committee will review and approve any transactions between us and any of our executive officers, non-employee directors, and 5% shareholders, or any members of their immediate families, in which the amount involved exceeds the threshold limits established by the regulations of the SEC. In reviewing a related-party transaction, the audit committee considers the material terms of the transaction, including whether the terms are generally available to an unaffiliated third party under similar circumstances. Unless specifically noted, the transactions described below were entered into before our initial public offering and the subsequent formation of the audit committee.

Grants of Franchise or License Rights

        We have licensed or franchised restaurants to companies owned in part by certain Named Executive Officers. The licensing or franchise fees paid by these companies to us range from 0.0% to 4.0% of restaurant sales, which is the amount we typically charge to franchisees. We believe that allowing certain Named Executive Officers with ownership interests in our restaurants that pre-dated our initial public offering to continue to maintain those ownership interests adds an ongoing benefit to the Company by making those Named Executive Officers more invested in the overall success of the brand. Ownership of franchised restaurants by our current Named Executive Officers is listed below.

Restaurant	Name and Ownership	Initial Franchise Fee	Royalty Rate	Royalties Paid to Us in Fiscal Year 2018 ($)	Management, Supervision or Accounting Fees Paid to Us in Fiscal Year 2018 ($)
Billings, MT	W. Kent Taylor (27.5%)	—	4.0%	202,508	25,313
	Scott M. Colosi (2.0%)
Everett, MA	W. Kent Taylor (28.75%)	—	4.0%	264,839	33,105
Fargo, ND	Scott M. Colosi (5.05%)	—	4.0%	195,321	24,415
Lexington, KY	W. Kent Taylor (5.0%)	—	2.0%	102,955	20,713
McKinney, TX	Scott M. Colosi (2.0%)	—	4.0%	263,907	32,988
Melbourne, FL	W. Kent Taylor (17.0%)	—	—	—	104,040
Muncie, IN	W. Kent Taylor (4.91%)	—	—	50,000	—
Omaha, NE	Scott M. Colosi (10.99%)	—	4.0%	215,919	26,990
Port Arthur, TX	W. Kent Taylor (15.0%)	—	4.0%	227,969	28,496
	Scott M. Colosi (3.0%)
Wichita, KS	W. Kent Taylor (24.05%)	—	4.0%	307,546	39,300
	Scott M. Colosi (4.0%)

        For the 2018 fiscal year, the total amount of distributions received by Mr. Taylor and Mr. Colosi relating to their ownership interests in the above-referenced franchised restaurants were $1,598,976 and $191,799, respectively. These amounts do not reflect compensation paid by the Company to Mr. Taylor and/or Mr. Colosi during the 2018 fiscal year; rather, these amounts were paid by the applicable franchise entity and reflect a return on investment in these separate restaurant locations.

        On March 19, 2004, we entered into a preliminary franchise agreement with a company which is 95% owned by Mr. Taylor to develop a restaurant at a location which is to be determined. The terms of the preliminary franchise agreement provide for no initial franchise fees and royalties of 3.5% of restaurant sales. During fiscal year 2018, we received no payment from this franchise restaurant, as none was due.

        The franchise agreements and preliminary franchise agreement that we have entered into with our Named Executive Officers contain the same terms and conditions as those agreements that we enter into with our other domestic franchisees except, in some instances, the initial franchise fees and the royalty rates, which are currently $40,000 and 4.0%, respectively, for our other domestic franchisees. We have the contractual right, but not the obligation, to acquire the restaurants owned by our Named Executive Officers based on a pre-determined valuation formula which is the same as the formula contained in the domestic franchise agreements that we have entered into with other franchisees with whom we have such rights. A preliminary agreement for a franchise may be terminated if the franchisee does not identify and obtain our approval of its restaurant management personnel, locate and obtain our approval of a suitable site for the restaurant or does not demonstrate to us that it has secured necessary capital and financing to develop the restaurant. Once a franchise agreement has been entered into, it may be terminated if the franchisee defaults in the performance of any of its obligations under the agreement, including its obligations to operate the restaurant in strict accordance with our standards and specifications. A franchise agreement may also be terminated if a franchisee becomes insolvent, fails to make its required payments, creates a threat to the public health or safety, ceases to operate the restaurant or misuses the Texas Roadhouse trademarks.

        On December 3, 2018, we entered into an agreement whereby we paid $2,500,000 to acquire the assets of the franchise entity that owned the restaurant location in Melbourne, Florida. Mr. Taylor received approximately $425,000 for his 17% interest in the franchise entity.

Ownership Interest in Majority-Owned Joint Venture Entities

        Prior to his appointment as Chief Operating Officer, Mr. Thompson held an ownership interest in three Texas Roadhouse restaurants owned by entities which the Company controls and in which the Company holds a 52.5% ownership interest. On August 17, 2018, Mr. Thompson and another owner of interests in the restaurants located in Stillwater, OK and Gilbert-East, AZ, engaged in transactions which resulted in Mr. Thompson selling all of his interest in the Stillwater, OK restaurant, and Mr. Thompson increasing his ownership interest in the Gilbert-East, AZ restaurant to an aggregate of 35.5%. On August 22, 2018, we purchased Mr. Thompson's ownership interest in the Texas Roadhouse restaurant in Warwick, RI for $122,270 based on a value determined consistent with the valuation formula set forth in the Company's franchise agreements. As a result of the above transactions, upon his appointment to Chief Operating Officer, Mr. Thompson only held an ownership interest in the Texas Roadhouse restaurant in Gilbert-East, AZ. The Company believes that allowing certain Named Executive Officers to have ownership interests in restaurants provides an ongoing benefit to the Company by making these persons more invested in the overall success of the brand. The table below sets forth Mr. Thompson's ownership in the Gilbert-East, AZ restaurant as of the end of the 2018 fiscal year, together with his ownership in the Stillwater, OK and Warwick, RI restaurants during the 2018 fiscal year.

Restaurant	Thompson Ownership		Management or Supervision Fees Paid to Us in Fiscal Year 2018 ($)
Stillwater, OK	7.5%	(i)	184,875
Warwick, RI	5.0%	(i)	150,581
Gilbert-East, AZ	35.5%		233,972

(i)
As noted above, these percentages relate to Mr. Thompson's previous ownership interest in the restaurants located in Stillwater, OK and Warwick, RI prior to his appointment to Chief Operating Officer. Prior to such appointment, Mr. Thompson disposed of all of his interest in these two entities.

        For the 2018 fiscal year, the total amount of distributions received by Mr. Thompson relating to his ownership interests in the above-referenced restaurants was $436,694. These amounts do not reflect compensation paid by the Company to Mr. Thompson during these periods; rather, these amounts were paid by the applicable entity and reflect a return on investment in these restaurant locations.

        Prior to Mr. Thompson's appointment to Chief Operating Officer, all of the entities in which Mr. Thompson had an ownership interest had indebtedness to the Company. For the 2018 fiscal year, the table below sets forth certain information related to the indebtedness to the Company by the entities in which Mr. Thompson had an ownership interest during the 2018 fiscal year, all of which bore interest at an annual rate of 2%. As noted above, Mr. Thompson disposed of his interests in the Stillwater, OK and Warwick, RI restaurants before his appointment to Chief Operating Officer on August 23, 2018.

Restaurant	Largest Aggregate Amount of Principal Outstanding during the 2018 Fiscal Year ($)	Amount of Principal Outstanding as of December 25, 2018 ($)	Aggregate Principal Repaid in the 2018 Fiscal Year ($)	Aggregate Interest Repaid in the 2018 Fiscal Year ($)
Stillwater, OK	576,313	461,051	115,263	10,470
Warwick, RI	579,686	426,829	152,857	10,193
Gilbert-East, AZ(i)	657,862	—	657,862	8,534

(i)
On August 22, 2018, the outstanding principal balance of $617,106 was repaid to the Company and the entity did not have any outstanding indebtedness to the Company upon Mr. Thompson's promotion to Chief Operating Officer.

Other Related Transactions

        We entered into real estate lease agreements for franchise restaurants located in Everett, MA, of which Mr. Taylor beneficially owns 28.75%, and Fargo, ND, of which Mr. Colosi owns 5.05%, before our granting franchise rights for those restaurants. We have subsequently assigned the leases to the franchisees, but we remain contingently liable if a franchisee defaults under the terms of a lease. The Everett lease expires in February 2023, and the Fargo lease expires in July 2021.

        We previously entered into real estate lease agreements for the Company restaurants located in Warwick, RI and Gilbert-East, AZ. We subsequently assigned the leases to the joint venture operating entities, but we remain contingently liable if the entity defaults under the terms of the lease. The Warwick lease expires in January 2023 and the Gilbert-East lease expires in July 2023.

        In 2018, Mr. Taylor made a personal contribution of $1,000,000 to cover a portion of the planned expenses incurred as a part of the annual market partner conference.

PRESENTATION OF PROPOSALS

PROPOSAL 1

ELECTION OF DIRECTORS

        The Company's bylaws provide for not less than one and not more than 15 directors. Our Board currently consists of five directors. At the Annual Meeting, we are electing five directors to hold office until the Annual Meeting of Shareholders in 2020 and until a successor is elected and qualified. Although it is not anticipated that any of the nominees listed below will decline or be unable to serve, if that should occur, the proxy holders may, in their discretion, vote for a substitute nominee.

Nominees for Election as Directors

        Set forth below are the Board members who will stand for re-election at the Annual Meeting, together with their age, all Company positions and offices they currently hold, and the year in which they joined the Board.

Name	Age	Position or Office	Director Since
Gregory N. Moore	69	Director	2005
W. Kent Taylor	63	Director; Chairman & CEO	2004
Curtis A. Warfield	50	Director	2018
Kathleen M. Widmer	57	Director	2013
James R. Zarley	74	Director	2004

Recommendation

        THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES FOR THE DIRECTORS OF THE COMPANY SET FORTH ABOVE.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

        As more particularly described in this proxy statement, the audit committee is directly responsible for managing the Company's independent auditors, which includes, without limitation, (i) pre-approving all audit and permitted non-audit services provided by our independent auditors, and (ii) the appointment, compensation, retention and oversight of the Company's independent auditors. In connection with the audit committee's appointment of the Company's independent auditors, the audit committee evaluates the service level of the incumbent independent auditor on an annual basis, which includes criteria such as prior year quality of service, industry and technical expertise, independence, resource availability, and reasonableness and competitiveness of fees, as well as solicits the input of key management employees during its evaluation.

        In connection with the same and pursuant to its charter, the audit committee has appointed the firm of KPMG LLP to serve as the independent auditors to audit the consolidated financial statements and the internal control over financial reporting of the Company for the fiscal year which ends on December 31, 2019. The Board and the audit committee jointly agree that the continued retention of KPMG LLP is in the best interest of the Company and its shareholders. Accordingly, a resolution will be presented at the Annual Meeting to ratify the appointment of KPMG LLP. If the shareholders fail to ratify the appointment of KPMG LLP, the audit committee will take this result into account when appointing an independent auditor for the 2019 fiscal year. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm as the Company's independent auditors at any time during the year if the audit committee believes that such a change would be in the best interests of the Company and its shareholders. One or more representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Fees Paid to the Independent Auditors

        We paid the following fees to KPMG LLP for fiscal years 2018 and 2017:

	2018($)	2017($)
Audit Fees	789,676	760,664
Audit-related Fees	7,375	—
Tax Fees	20,903	55,632
All Other Fees	1,500	—

	819,454	816,296

  Audit Fees

        KPMG LLP charged $789,676 in fiscal year 2018 and $760,664 in fiscal year 2017 for audit fees. These include professional services in connection with the audit of the Company's annual consolidated financial statements and its internal control over financial reporting. They also include reviews of the Company's consolidated financial statements included in the Company's Quarterly and Annual Reports on Form 10-Q and Form 10-K and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years shown. Additionally, the fees for fiscal years 2018 and 2017 contain approximately $55,676 and $50,664, respectively, related to statutory audits. Finally, the fees for fiscal years 2018 and 2017 contain approximately $69,000 and $25,000, respectively, related to the adoption of new accounting pronouncements. The fee for fiscal year 2017 also includes approximately $15,000 related to an accounting software conversion.

  Audit-Related Fees

        KPMG LLP charged the Company $7,375 for audit-related services in fiscal year 2018.

  Tax Fees

        KPMG LLP charged $20,903 for tax consulting and compliance services in fiscal year 2018 and $55,632 for tax consulting services in fiscal year 2017.

  All Other Fees

        KPMG LLP charged $1,500 for access to their Accounting Research Online tool in fiscal year 2018.

Pre-approval Policies and Procedures

        The audit committee pre-approved all audit, audit-related and permissible non-audit services provided to the Company by KPMG LLP before management engaged the auditors for those purposes. The policy of the audit committee is to review all engagement letters for accounting firms for non-audit services.

Recommendation

        THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 2019 FISCAL YEAR.

PROPOSAL 3

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

        The Board requests shareholder approval of the compensation of the Company's Named Executive Officers as described in the "Compensation Discussion and Analysis," the Executive Compensation section and the other related executive compensation tables and related discussions in this proxy statement. As an advisory vote, the outcome of the voting on this proposal is not binding upon the Company; however, the compensation committee, which is responsible for establishing and administering the Company's executive compensation program, values the opinions expressed by shareholders on this proposal and will consider the outcome of the vote when making future compensation decisions for the Company's executive officers. Additionally, the compensation committee invites shareholders to express any questions or concerns regarding the Company's compensation philosophy for our executive officers by correspondence addressed to Texas Roadhouse, Inc. Compensation Committee, 6040 Dutchmans Lane, Louisville, Kentucky 40205.

        The objective of the compensation committee in setting and evaluating the compensation of our executive officers is to promote the sustained profitability of the Company. Compensation for the Named Executive Officers is divided into three key components: (1) base salary, which provides a secure base of compensation and serves to motivate and retain our Named Executive Officers; (2) a cash bonus, which rewards our Named Executive Officers for the success of the Company as measured by growth in the Company's earnings per diluted share and its overall pre-tax profit, and for each Named Executive Officer's individual contribution to that success; and (3) grants of restricted stock units, which offer the Named Executive Officers a financial interest in the long-term success of the Company and align their interests with those of our shareholders. The types of restricted stock units are (i) restricted stock units, which grant the Named Executive Officers the conditional right to receive shares of our common stock that vest after a defined period of service, (ii) "retention" restricted stock units, which vest upon the completion of the term of an individual Named Executive Officer's agreement or such longer date as determined by the compensation committee, and (iii) performance stock units, which are calculated based on the achievement of certain Company performance targets established by the compensation committee and vest over a period of service. The compensation packages for our Named Executive Officers offer base salaries and target cash bonus amounts which are modest within the casual dining restaurant sector and feature restricted stock unit awards, the value of which is dependent upon the performance of the Company and the price of our common stock.

        The compensation committee evaluates the stock compensation for each specific Named Executive Officer on an annual basis to determine the right combination of rewards and incentives through the issuance of service based restricted stock units and/or performance based restricted stock units to drive company performance without encouraging unnecessary or excessive risk taking by all of the Named Executive Officers as a whole. Under this approach, a significant amount of the compensation for certain Named Executive Officers is based exclusively on the grant of service based restricted stock units while other Named Executive Officers receive a combination of service based restricted stock units and performance based restricted stock units, with a significant portion of such Named Executive Officer's compensation being tied to the grant of such performance based restricted stock units. By conditioning a significant portion of certain Named Executive Officer's performance based restricted stock unit grants upon the achievement of defined performance goals to be established by the compensation committee, combined with the stock ownership guidelines for our Named Executive Officers more particularly described above, we have created a more direct relationship between compensation and shareholder value. Additionally, by only providing one year's worth of restricted stock units to our Named Executive Officers, the compensation committee has the opportunity to adjust a significant portion of the compensation for the Named Executive Officers on an annual basis to more accurately reflect the overall performance of the Company, which may include the issuance of service based restricted stock units and/or performance based restricted stock units. Overall, we believe this approach provides the Named Executive Officers with a compensation package which promotes the sustained profitability of the Company and aligns the interests of our Named Executive Officers with those of our shareholders. The compensation packages also reflect a pragmatic response to external market conditions; that is, total compensation that is competitive with comparable positions in similar industries, including the casual dining sector of the restaurant industry, but which is reasonable and in the best interests of our shareholders.

        This structure, along with the culture and values of our Company, allows the Company to attract and retain top talent, while also encouraging our Named Executive Officers to keep their focus on both long-term business development and short-term financial growth. The Board was pleased to receive shareholder approval of the compensation packages of our Named Executive Officers in the advisory vote at the 2018 annual meeting and again requests approval of the compensation packages of our Named Executive Officers.

Recommendation

        THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE EXECUTIVE COMPENSATION DETAILED IN THIS PROXY STATEMENT.

 SHAREHOLDER PROPOSALS

        Under Rule 14a-8 promulgated under the Exchange Act, shareholders may present proposals to be included in the Company proxy statement for consideration at the next annual meeting of its shareholders by submitting their proposals to the Company in a timely manner. Any such proposal must comply with Rule 14a-8.

        The Company's bylaws, a copy of which is available on the Company's website, www.texasroadhouse.com, require shareholders who intend to propose business for consideration by shareholders at the 2020 annual meeting, other than shareholder proposals that are included in the proxy statement, to deliver written notice to the principal executive offices of the Company on or before December 13, 2019 (reflecting 120 calendar days prior to the one year anniversary of the date of the Company's proxy statement issued in connection with the prior year's annual meeting). This notice must include a description of the business desired to be brought before the annual meeting, the name and address of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, the class, series and number of shares of the Company which are beneficially owned by the shareholder and such other beneficial owner and any material interest of the shareholder and such other beneficial owner in such business. Similar requirements are set forth in the Company's bylaws with respect to shareholders desiring to nominate candidates for election as director. Exchange Act rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with these deadlines, and in certain other cases notwithstanding the shareholder's compliance with these deadlines. If a shareholder submitting a matter to be raised at the Company's next annual meeting desires that such matter be included in the Company's proxy statement for that meeting, such matter must be submitted to the Company no later than December 13, 2019.

        The rules of the SEC set forth standards for what shareholder proposals the Company is required to include in a proxy statement for an annual meeting.

SHAREHOLDERS' COMMUNICATIONS WITH THE BOARD

        Shareholders that want to communicate in writing with the Board, or specific directors individually, may send proposed communications to the Company's General Counsel and Corporate Secretary, Celia P. Catlett, at 6040 Dutchmans Lane, Louisville, Kentucky 40205. The proposed communication will be reviewed by Ms. Catlett and by the audit committee. If the communication is appropriate and serves to advance or improve the Company or its performance, it will be forwarded to the Board or the appropriate director.

FORM 10-K

        The Company's Annual Report on Form 10-K for the fiscal year ended December 25, 2018, accompanies this proxy statement. The Company's Annual Report does not form any part of the material for solicitation of proxies.

        Any shareholder who wishes to obtain, without charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 25, 2018, which includes financial statements, and is required to be filed with the SEC, may access it at www.texasroadhouse.com in the Investors section or may send a written request to Celia P. Catlett, General Counsel and Corporate Secretary, Texas Roadhouse, Inc., 6040 Dutchmans Lane, Louisville, Kentucky 40205.

 OTHER BUSINESS

        The Board is not aware of any other matters to be presented at the Annual Meeting other than those set forth herein and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy, or their substitutes, intend to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,
Celia P. Catlett Corporate Secretary

Louisville, Kentucky
April 12, 2019

Please vote your shares through any of the methods described on the proxy card as promptly as possible, whether or not you plan to attend the Annual Meeting in person. If you do attend the Annual Meeting, you may still vote in person, since the proxy may be revoked at any time before its exercise by delivering a written revocation of the proxy to the Company's Corporate Secretary.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Gregory N. Moore 02 - W. Kent Taylor 03 - Curtis A. Warfield 04 - Kathleen M. Widmer 05 - James R. Zarley For Against Abstain For Against Abstain 2. Proposal to ratify the appointment of KPMG LLP as Texas Roadhouse's independent auditors for 2019. 3. Say on Pay - An advisory vote on the approval of executive compensation. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 02Z67B B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3. 2019 Annual Meeting Proxy Card

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Notice of 2019 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 23, 2019 Celia Catlett or Scott Colosi, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Texas Roadhouse, Inc. to be held on May 23, 2019 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Texas Roadhouse, Inc.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 a.m. Eastern Time on May 23, 2019. Online Go to www.investorvote.com/TXRH or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. www.investorvote.com/TXRH Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Gregory N. Moore 02 - W. Kent Taylor 03 - Curtis A. Warfield 04 - Kathleen M. Widmer 05 - James R. Zarley For Against Abstain For Against Abstain 2. Proposal to ratify the appointment of KPMG LLP as Texas Roadhouse's independent auditors for 2019. 3. Say on Pay - An advisory vote on the approval of executive compensation. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 5 2 A V 02Z66B B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3. 2019 Annual Meeting Proxy Card

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2019 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 23, 2019 Celia Catlett or Scott Colosi, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Texas Roadhouse, Inc. to be held on May 23, 2019 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. + C Non-Voting Items Texas Roadhouse, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/TXRH